Exhibit 4.1.1

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

EMC MORTGAGE CORPORATION

Servicer

PEOPLE’S CHOICE HOME LOAN, INC.

Seller and Subservicer

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2006

People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Mortgage Pass-Through Certificates, Series 2006-1

-i-

-ii-

-iii-

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Exhibits

Exhibit A-1	Form of Class [ A ] Certificate
Exhibit A-2	Form of Class M[ ] Certificate
Exhibit A-3A	Form of Class B1 Certificate
Exhibit A-3B	Form of Class B2 Certificate
Exhibit A-4	Form of Class C Certificate
Exhibit A-5	Form of Class P Certificate
Exhibit A-6	Form of Class R Certificate
Exhibit B-1	Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of Certificates Pursuant to Rule 144A Under the Securities Act
Exhibit B-2	Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of Certificates Pursuant to Rule 501(a) Under the Securities Act
Exhibit B-3	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Class R Certificates
Exhibit C	Custodial Agreement
Exhibit D	Mortgage Loan Purchase Agreement
Exhibit E	Servicing Agreement
Exhibit F	Additional Form 10-D Disclosure
Exhibit G	Additional Form 10-K Disclosure
Exhibit H	Form 8-K Disclosure Information
Exhibit I	Additional Disclosure Notification
Exhibit J	Form of Backup Certification
Exhibit K	Relevant Servicing Criteria

Schedule 1	Mortgage Loan Schedule
Schedule 2	Prepayment Charge Schedule

-v-

POOLING AND SERVICING AGREEMENT

This Pooling and Servicing Agreement is dated and effective as of July 1, 2006, among People’s Choice Home Loan Securities Corp., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Master Servicer” and the “Securities Administrator,” respectively), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), and People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which, in the aggregate, will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans (as defined below) and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Basis Risk Shortfall Reserve Account, the Servicer Prepayment Charge Payment Amounts, the Swap Agreement, the Interest Rate Cap Agreement, the Swap Account and the Supplemental Interest Trust) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-l(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I	Variable	(2)	$2.00	September 25, 2036
I-1-A	Variable	(2)	$2,900,408.98	September 25, 2036
I-1-B	Variable	(2)	$2,900,408.98	September 25, 2036
I-2-A	Variable	(2)	$3,717,916.34	September 25, 2036
I-2-B	Variable	(2)	$3,717,916.34	September 25, 2036
I-3-A	Variable	(2)	$4,714,364.66	September 25, 2036
I-3-B	Variable	(2)	$4,714,364.66	September 25, 2036
I-4-A	Variable	(2)	$5,146,152.00	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-4-B	Variable	(2)	$5,146,152.00	September 25, 2036
I-5-A	Variable	(2)	$5,577,939.35	September 25, 2036
I-5-B	Variable	(2)	$5,577,939.35	September 25, 2036
I-6-A	Variable	(2)	$6,009,726.69	September 25, 2036
I-6-B	Variable	(2)	$6,009,726.69	September 25, 2036
I-7-A	Variable	(2)	$6,441,514.04	September 25, 2036
I-7-B	Variable	(2)	$6,441,514.04	September 25, 2036
I-8-A	Variable	(2)	$7,592,017.04	September 25, 2036
I-8-B	Variable	(2)	$7,592,017.04	September 25, 2036
I-9-A	Variable	(2)	$8,066,491.12	September 25, 2036
I-9-B	Variable	(2)	$8,066,491.12	September 25, 2036
I-10-A	Variable	(2)	$8,124,764.30	September 25, 2036
I-10-B	Variable	(2)	$8,124,764.30	September 25, 2036
I-11-A	Variable	(2)	$7,958,416.92	September 25, 2036
I-11-B	Variable	(2)	$7,958,416.92	September 25, 2036
I-12-A	Variable	(2)	$7,845,911.79	September 25, 2036
I-12-B	Variable	(2)	$7,845,911.79	September 25, 2036
I-13-A	Variable	(2)	$7,608,325.52	September 25, 2036
I-13-B	Variable	(2)	$7,608,325.52	September 25, 2036
I-14-A	Variable	(2)	$7,168,381.33	September 25, 2036
I-14-B	Variable	(2)	$7,168,381.33	September 25, 2036
I-15-A	Variable	(2)	$7,585,566.19	September 25, 2036
I-15-B	Variable	(2)	$7,585,566.19	September 25, 2036
I-16-A	Variable	(2)	$7,821,280.94	September 25, 2036
I-16-B	Variable	(2)	$7,821,280.94	September 25, 2036
I-17-A	Variable	(2)	$10,861,629.23	September 25, 2036
I-17-B	Variable	(2)	$10,861,629.23	September 25, 2036
I-18-A	Variable	(2)	$10,258,285.93	September 25, 2036
I-18-B	Variable	(2)	$10,258,285.93	September 25, 2036
I-19-A	Variable	(2)	$9,633,515.37	September 25, 2036
I-19-B	Variable	(2)	$9,633,515.37	September 25, 2036
I-20-A	Variable	(2)	$9,048,348.07	September 25, 2036
I-20-B	Variable	(2)	$9,048,348.07	September 25, 2036
I-21-A	Variable	(2)	$8,502,673.56	September 25, 2036
I-21-B	Variable	(2)	$8,502,673.56	September 25, 2036
I-22-A	Variable	(2)	$7,971,882.94	September 25, 2036
I-22-B	Variable	(2)	$7,971,882.94	September 25, 2036
I-23-A	Variable	(2)	$32,741,486.17	September 25, 2036
I-23-B	Variable	(2)	$32,741,486.17	September 25, 2036
I-24-A	Variable	(2)	$5,636,884.81	September 25, 2036
I-24-B	Variable	(2)	$5,636,884.81	September 25, 2036
I-25-A	Variable	(2)	$5,298,713.68	September 25, 2036
I-25-B	Variable	(2)	$5,298,713.68	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-26-A	Variable	(2)	$4,983,018.59	September 25, 2036
I-26-B	Variable	(2)	$4,983,018.59	September 25, 2036
I-27-A	Variable	(2)	$4,699,106.15	September 25, 2036
I-27-B	Variable	(2)	$4,699,106.15	September 25, 2036
I-28-A	Variable	(2)	$2,787,328.52	September 25, 2036
I-28-B	Variable	(2)	$2,787,328.52	September 25, 2036
I-29-A	Variable	(2)	$2,660,663.45	September 25, 2036
I-29-B	Variable	(2)	$2,660,663.45	September 25, 2036
I-30-A	Variable	(2)	$2,567,633.16	September 25, 2036
I-30-B	Variable	(2)	$2,567,633.16	September 25, 2036
I-31-A	Variable	(2)	$2,478,425.56	September 25, 2036
I-31-B	Variable	(2)	$2,478,425.56	September 25, 2036
I-32-A	Variable	(2)	$2,392,386.28	September 25, 2036
I-32-B	Variable	(2)	$2,392,386.28	September 25, 2036
I-33-A	Variable	(2)	$2,309,388.69	September 25, 2036
I-33-B	Variable	(2)	$2,309,388.69	September 25, 2036
I-34-A	Variable	(2)	$2,229,216.09	September 25, 2036
I-34-B	Variable	(2)	$2,229,216.09	September 25, 2036
I-35-A	Variable	(2)	$2,151,881.42	September 25, 2036
I-35-B	Variable	(2)	$2,151,881.42	September 25, 2036
I-36-A	Variable	(2)	$2,077,412.08	September 25, 2036
I-36-B	Variable	(2)	$2,077,412.08	September 25, 2036
I-37-A	Variable	(2)	$2,004,722.68	September 25, 2036
I-37-B	Variable	(2)	$2,004,722.68	September 25, 2036
I-38-A	Variable	(2)	$1,926,827.03	September 25, 2036
I-38-B	Variable	(2)	$1,926,827.03	September 25, 2036
I-39-A	Variable	(2)	$1,855,395.85	September 25, 2036
I-39-B	Variable	(2)	$1,855,395.85	September 25, 2036
I-40-A	Variable	(2)	$1,791,894.57	September 25, 2036
I-40-B	Variable	(2)	$1,791,894.57	September 25, 2036
I-41-A	Variable	(2)	$1,731,012.12	September 25, 2036
I-41-B	Variable	(2)	$1,731,012.12	September 25, 2036
I-42-A	Variable	(2)	$1,672,207.42	September 25, 2036
I-42-B	Variable	(2)	$1,672,207.42	September 25, 2036
I-43-A	Variable	(2)	$1,615,408.69	September 25, 2036
I-43-B	Variable	(2)	$1,615,408,69	September 25, 2036
I-44-A	Variable	(2)	$1,560,547.19	September 25, 2036
I-44-B	Variable	(2)	$1,560,547.19	September 25, 2036
I-45-A	Variable	(2)	$1,507,556.56	September 25, 2036
I-45-B	Variable	(2)	$1,507,556.56	September 25, 2036
I-46-A	Variable	(2)	$1,456,372.73	September 25, 2036
I-46-B	Variable	(2)	$1,456,372.73	September 25, 2036
I-47-A	Variable	(2)	$1,406,933.81	September 25, 2036
I-47-B	Variable	(2)	$1,406,933.81	September 25, 2036
I-48-A	Variable	(2)	$1,359,180.08	September 25, 2036
I-48-B	Variable	(2)	$1,359,180.08	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-49-A	Variable	(2)	$1,313,053.84	September 25, 2036
I-49-B	Variable	(2)	$1,313,053.84	September 25, 2036
I-50-A	Variable	(2)	$1,268,499.36	September 25, 2036
I-50-B	Variable	(2)	$1,268,499.36	September 25, 2036
I-51-A	Variable	(2)	$1,225,462.87	September 25, 2036
I-51-B	Variable	(2)	$1,225,462.87	September 25, 2036
I-52-A	Variable	(2)	$1,183,892.43	September 25, 2036
I-52-B	Variable	(2)	$1,183,892.43	September 25, 2036
I-53-A	Variable	(2)	$1,143,737.86	September 25, 2036
I-53-B	Variable	(2)	$1,143,737.86	September 25, 2036
I-54-A	Variable	(2)	$1,104,950.75	September 25, 2036
I-54-B	Variable	(2)	$1,104,950.75	September 25, 2036
I-55-A	Variable	(2)	$1,067,484.30	September 25, 2036
I-55-B	Variable	(2)	$1,067,484.30	September 25, 2036
I-56-A	Variable	(2)	$1,031,293.37	September 25, 2036
I-56-B	Variable	(2)	$1,031,293.37	September 25, 2036
I-57-A	Variable	(2)	$996,322.49	September 25, 2036
I-57-B	Variable	(2)	$996,322.49	September 25, 2036
I-58-A	Variable	(2)	$964,607.25	September 25, 2036
I-58-B	Variable	(2)	$964,607.25	September 25, 2036
I-59-A	Variable	(2)	$19,237,142.96	September 25, 2036
I-59-B	Variable	(2)	$19,237,142.96	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
II	Variable	(2)	$2.00	September 25, 2036
II-1-A	Variable	(2)	$2,186,412.74	September 25, 2036
II-1-B	Variable	(2)	$2,186,412.74	September 25, 2036
II-2-A	Variable	(2)	$2,802,673.90	September 25, 2036
II-2-B	Variable	(2)	$2,802,673.90	September 25, 2036
II-3-A	Variable	(2)	$3,553,825.75	September 25, 2036
II-3-B	Variable	(2)	$3,553,825.75	September 25, 2036
II-4-A	Variable	(2)	$3,879,319.66	September 25, 2036
II-4-B	Variable	(2)	$3,879,319.66	September 25, 2036
II-5-A	Variable	(2)	$4,204,813.57	September 25, 2036
II-5-B	Variable	(2)	$4,204,813.57	September 25, 2036
II-6-A	Variable	(2)	$4,530,307.48	September 25, 2036
II-6-B	Variable	(2)	$4,530,307.48	September 25, 2036
II-7-A	Variable	(2)	$4,855,801.39	September 25, 2036
II-7-B	Variable	(2)	$4,855,801.39	September 25, 2036
II-8-A	Variable	(2)	$5,723,084.14	September 25, 2036
II-8-B	Variable	(2)	$5,723,084.14	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
II-9-A	Variable	(2)	$6,080,756.56	September 25, 2036
II-9-B	Variable	(2)	$6,080,756.56	September 25, 2036
II-10-A	Variable	(2)	$6,124,684.59	September 25, 2036
II-10-B	Variable	(2)	$6,124,684.59	September 25, 2036
II-11-A	Variable	(2)	$5,999,287.07	September 25, 2036
II-11-B	Variable	(2)	$5,999,287.07	September 25, 2036
II-12-A	Variable	(2)	$5,914,477.42	September 25, 2036
II-12-B	Variable	(2)	$5,914,477.42	September 25, 2036
II-13-A	Variable	(2)	$5,735,377.96	September 25, 2036
II-13-B	Variable	(2)	$5,735,377.96	September 25, 2036
II-14-A	Variable	(2)	$5,403,735.18	September 25, 2036
II-14-B	Variable	(2)	$5,403,735.18	September 25, 2036
II-15-A	Variable	(2)	$5,718,221.31	September 25, 2036
II-15-B	Variable	(2)	$5,718,221.31	September 25, 2036
II-16-A	Variable	(2)	$5,895,909.97	September 25, 2036
II-16-B	Variable	(2)	$5,895,909.97	September 25, 2036
II-17-A	Variable	(2)	$8,187,813.29	September 25, 2036
II-17-B	Variable	(2)	$8,187,813.29	September 25, 2036
II-18-A	Variable	(2)	$7,732,995.50	September 25, 2036
II-18-B	Variable	(2)	$7,732,995.50	September 25, 2036
II-19-A	Variable	(2)	$7,262,025.21	September 25, 2036
II-19-B	Variable	(2)	$7,262,025.21	September 25, 2036
II-20-A	Variable	(2)	$6,820,909.01	September 25, 2036
II-20-B	Variable	(2)	$6,820,909.01	September 25, 2036
II-21-A	Variable	(2)	$6,409,563.63	September 25, 2036
II-21-B	Variable	(2)	$6,409,563.63	September 25, 2036
II-22-A	Variable	(2)	$6,009,438.16	September 25, 2036
II-22-B	Variable	(2)	$6,009,438.16	September 25, 2036
II-23-A	Variable	(2)	$24,681,488.39	September 25, 2036
II-23-B	Variable	(2)	$24,681,488.39	September 25, 2036
II-24-A	Variable	(2)	$4,249,248.38	September 25, 2036
II-24-B	Variable	(2)	$4,249,248.38	September 25, 2036
II-25-A	Variable	(2)	$3,994,325.11	September 25, 2036
II-25-B	Variable	(2)	$3,994,325.11	September 25, 2036
II-26-A	Variable	(2)	$3,756,344.93	September 25, 2036
II-26-B	Variable	(2)	$3,756,344.93	September 25, 2036
II-27-A	Variable	(2)	$3,542,323.44	September 25, 2036
II-27-B	Variable	(2)	$3,542,323.44	September 25, 2036
II-28-A	Variable	(2)	$2,101,169.63	September 25, 2036
II-28-B	Variable	(2)	$2,101,169.63	September 25, 2036
II-29-A	Variable	(2)	$2,005,685.81	September 25, 2036
II-29-B	Variable	(2)	$2,005,685.81	September 25, 2036
II-30-A	Variable	(2)	$1,935,556.86	September 25, 2036
II-30-B	Variable	(2)	$1,935,556.86	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
II-31-A	Variable	(2)	$1,868,309.56	September 25, 2036
II-31-B	Variable	(2)	$1,868,309.56	September 25, 2036
II-32-A	Variable	(2)	$1,803,450.64	September 25, 2036
II-32-B	Variable	(2)	$1,803,450.64	September 25, 2036
II-33-A	Variable	(2)	$1,740,884.63	September 25, 2036
II-33-B	Variable	(2)	$1,740,884.63	September 25, 2036
II-34-A	Variable	(2)	$1,680,448.19	September 25, 2036
II-34-B	Variable	(2)	$1,680,448.19	September 25, 2036
II-35-A	Variable	(2)	$1,622,151.06	September 25, 2036
II-35-B	Variable	(2)	$1,622,151.06	September 25, 2036
II-36-A	Variable	(2)	$1,566,013.89	September 25, 2036
II-36-B	Variable	(2)	$1,566,013.89	September 25, 2036
II-37-A	Variable	(2)	$1,511,218.49	September 25, 2036
II-37-B	Variable	(2)	$1,511,218.49	September 25, 2036
II-38-A	Variable	(2)	$1,452,498.48	September 25, 2036
II-38-B	Variable	(2)	$1,452,498.48	September 25, 2036
II-39-A	Variable	(2)	$1,398,651.57	September 25, 2036
II-39-B	Variable	(2)	$1,398,651.57	September 25, 2036
II-40-A	Variable	(2)	$1,350,782.45	September 25, 2036
II-40-B	Variable	(2)	$1,350,782.45	September 25, 2036
II-41-A	Variable	(2)	$1,304,887.48	September 25, 2036
II-41-B	Variable	(2)	$1,304,887.48	September 25, 2036
II-42-A	Variable	(2)	$1,260,558.79	September 25, 2036
II-42-B	Variable	(2)	$1,260,558.79	September 25, 2036
II-43-A	Variable	(2)	$1,217,742.24	September 25, 2036
II-43-B	Variable	(2)	$1,217,742.24	September 25, 2036
II-44-A	Variable	(2)	$1,176,386.04	September 25, 2036
II-44-B	Variable	(2)	$1,176,386.04	September 25, 2036
II-45-A	Variable	(2)	$1,136,440.16	September 25, 2036
II-45-B	Variable	(2)	$1,136,440.16	September 25, 2036
II-46-A	Variable	(2)	$1,097,856.29	September 25, 2036
II-46-B	Variable	(2)	$1,097,856.29	September 25, 2036
II-47-A	Variable	(2)	$1,060,587.80	September 25, 2036
II-47-B	Variable	(2)	$1,060,587.80	September 25, 2036
II-48-A	Variable	(2)	$1,024,589.64	September 25, 2036
II-48-B	Variable	(2)	$1,024,589.64	September 25, 2036
II-49-A	Variable	(2)	$989,818.32	September 25, 2036
II-49-B	Variable	(2)	$989,818.32	September 25, 2036
II-50-A	Variable	(2)	$956,231.86	September 25, 2036
II-50-B	Variable	(2)	$956,231.86	September 25, 2036
II-51-A	Variable	(2)	$923,789.70	September 25, 2036
II-51-B	Variable	(2)	$923,789.70	September 25, 2036
II-52-A	Variable	(2)	$892,452.68	September 25, 2036
II-52-B	Variable	(2)	$892,452.68	September 25, 2036
II-53-A	Variable	(2)	$862,183.00	September 25, 2036
II-53-B	Variable	(2)	$862,183.00	September 25, 2036

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date (1)
II-54-A	Variable	(2)	$832,944.14	September 25, 2036
II-54-B	Variable	(2)	$832,944.14	September 25, 2036
II-55-A	Variable	(2)	$804,700.84	September 25, 2036
II-55-B	Variable	(2)	$804,700.84	September 25, 2036
II-56-A	Variable	(2)	$777,419.06	September 25, 2036
II-56-B	Variable	(2)	$777,419.06	September 25, 2036
II-57-A	Variable	(2)	$751,056.99	September 25, 2036
II-57-B	Variable	(2)	$751,056.99	September 25, 2036
II-59-A	Variable	(2)	$727,149.11	September 25, 2036
II-59-A	Variable	(2)	$727,149.11	September 25, 2036
II-59-A	Variable	(2)	$14,501,520.13	September 25, 2036
II-59-B	Variable	(2)	$14,501,520.13	September 25, 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.
(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests shall be certificated.

Designation	Initial Uncertificated Balance		REMIC II Remittance Rate	Latest Possible Maturity Date(1)
II-LTAA	Variable	(2)	$491,552,088.11	September 25, 2036
II-LT1A1	Variable	(2)	$1,084,275.00	September 25, 2036
II-LT1A2	Variable	(2)	$636,850.00	September 25, 2036
II-LT1A3	Variable	(2)	$322,200.00	September 25, 2036
II-LT1A4	Variable	(2)	$206,020.00	September 25, 2036
II-LT2A1	Variable	(2)	$847,805.00	September 25, 2036
II-LT2A2	Variable	(2)	$847,805.00	September 25, 2036
II-LTM1	Variable	(2)	$183,080.00	September 25, 2036
II-LTM2	Variable	(2)	$168,030.00	September 25, 2036
II-LTM3	Variable	(2)	$100,315.00	September 25, 2036
II-LTM4	Variable	(2)	$90,285.00	September 25, 2036
II-LTM5	Variable	(2)	$82,760.00	September 25, 2036
II-LTM6	Variable	(2)	$77,745.00	September 25, 2036
II-LTM7	Variable	(2)	$72,730.00	September 25, 2036
II-LTM8	Variable	(2)	$62,700.00	September 25, 2036
II-LTM9	Variable	(2)	$32,605.00	September 25, 2036
II-LTM10	Variable	(2)	$60,190.00	September 25, 2036
II-LTZZ	Variable	(2)	$5,015,841.29	September 25, 2036
II-LTP	Variable	(2)	$100.00	September 25, 2036
II-LTB1	Variable	(2)	$45,140.00	September 25, 2036
II-LTB2	Variable	(2)	$95,300.00	September 25, 2036
II-LTIO	Variable	(2)	(3)	September 25, 2036
II-LT1SUB	Variable	(2)	$12,211.81	September 25, 2036
II-LT1GRP	Variable	(2)	$57,198.71	September 25, 2036
II-LT2SUB	Variable	(2)	$9,205.86	September 25, 2036
II-LT2GRP	Variable	(2)	$43,118.06	September 25, 2036
II-LTXX	Variable	(2)	$501,462,129.95	September 25, 2036

(1)	Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.
(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.
(3)	REMIC II Regular Interest II-LTIO will not have a principal balance, but will accrue interest on its Uncertificated Notional Amount.

REMIC III

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest represents the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Certificate Rate and Initial Certificate Principal Balance, Uncertificated Balance or Notional Amount for each Class of REMIC III Regular Interests comprising the “regular interest” in REMIC III for purposes of the REMIC Provisions.

Designation	Initial Certificate Principal Balance		Certificate Rate	Latest Possible Maturity Date (2)
1A1		$216,855,000	(1)	September 25, 2036
1A2		$127,370,000	(1)	September 25, 2036
1A3		$64,440,000	(1)	September 25, 2036
1A4		$41,204,000	(1)	September 25, 2036
2A1		$169,561,000	(1)	September 25, 2036
2A2		$169,561,000	(1)	September 25, 2036
M1		$36,616,000	(1)	September 25, 2036
M2		$33,606,000	(1)	September 25, 2036
M3		$20,063,000	(1)	September 25, 2036
M4		$18,057,000	(1)	September 25, 2036
M5		$16,552,000	(1)	September 25, 2036
M6		$15,549,000	(1)	September 25, 2036
M7		$14,546,000	(1)	September 25, 2036
M8		$12,540,000	(1)	September 25, 2036
M9		$6,521,000	(1)	September 25, 2036
M10		$12,038,000	(1)	September 25, 2036
B1		$9,028,000	(1)	September 25, 2036
B2		$19,060,000	(1)	September 25, 2036
C	$	N/A		September 25, 2036
P		$100		September 25, 2036
SWAP-IO INTEREST		(3)	(3)	September 25, 2036

(1)	Calculated in accordance with the Certificate Rate of the corresponding Class of Certificates. For purposes of the REMIC Provisions, with respect to each REMIC III Regular Interest listed above, each reference to a Net WAC Cap in the applicable Certificate Rate shall be deemed to be a reference to the REMIC III Net WAC Rate; therefore, on any Distribution Date on which the Certificate Rate for the Class of Certificates exceeds the REMIC III Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Basis Risk Shortfall Reserve Account or the Supplemental Interest Trust, as applicable. On any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the applicable Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC III Net WAC Rate were substituted for the applicable Net WAC Cap shall be treated as having been paid by the related Class of Certificates to the Supplemental Interest Trust, all pursuant to and as further provided in Sections 5.06 and 5.07 herein.

(2)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest.
(3)	The Class SWAP-IO Interest will not have a Certificate Rate or a Certificate Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest II-LTIO. The Class Swap-IO Interest will be uncertificated.

The foregoing REMIC structure is intended to cause all the cash from the Mortgage Loans to flow through REMIC III as cash flow on a REMIC Regular Interest, without creating any shortfall, actual or potential (other than for losses), to any REMIC Regular Interest. To the extent that the structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with Section 11.01 herein.

REMIC IV

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV” The Class RX-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Certificate Rate and initial Certificate Principal Balance for the Class C Certificates that represents a “regular interest” in REMIC IV created hereunder:

Class Designation	Certificate Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class C Certificate	Variable(2)	N/A	September 25, 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.
(2)	The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC V

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class RX-V Interest represents the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Certificate Rate and initial Certificate Principal Balance for the Class P Certificates that represents a “regular interest” in REMIC V created hereunder:

Class Designation	Certificate Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)

Class P Certificate	N/A(2)	$100.00	September 25, 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.
(2)	The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC VI

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC VI.” The Class RX-VI Interest represents the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, the Certificate Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC VI Regular Interest, which will be uncertificated.

Designation	Certificate Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
SWAP-IO	Variable(2)	N/A	September 25, 2006

(1)	For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest SWAP-IO.
(2)	The REMIC VI Class SWAP-IO Interest shall receive 100% of amounts received in respect of the REMIC III Class SWAP-IO Interest.

As of the Cut-off Date, the Group 1 Mortgage Loans had an aggregate Stated Principal Balance equal to approximately $571,987,128 and the Group 2 Mortgage Loans had an aggregate Stated Principal Balance equal to approximately $431,180,600.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Subservicer, the Seller and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“10-K Filing Deadline”: As defined in Section 12.02(a).

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (a) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a servicer hereunder), or (b) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (a).

“Accepted Servicing Practices”: With respect to any Mortgage Loan, as applicable, those customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, as provided in the Servicing Agreement, to the extent applicable to the Servicer or the Subservicer.

“Account”: The Collection Account, the Basis Risk Shortfall Reserve Account, the Swap Account, the Cap Account or the Distribution Account, as the context may require.

“Accrual Period”: For any Class of LIBOR Certificates, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day prior to the current Distribution Date. With respect to any Distribution Date and the Class C Interest, the Class C Certificates, the REMIC I Regular Interests and the REMIC II Regular Interests, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Accrued Certificate Interest”: With respect to any Class A, Class B, Class C or Class M Certificate and each Distribution Date, interest accrued during the related Accrual Period at the Certificate Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A, Class B or Class M Certificates, or on the Notional

Amount in the case of the Class C Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Accrual Period. All distributions of interest on the Class C Certificates will be based on a 360-day year consisting of twelve 30-day months.

“Additional Disclosure Notification”: As defined in Section 12.01(b).

“Additional Form 10-D Disclosure”: As defined in Section 12.01(a).

“Additional Form 10-K Disclosure”: As defined in Section 12.02(a).

“Adjustable Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement, including all exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Annual Expenses”: For any Distribution Date, an amount equal to the sum of the Servicing Fee, plus any expenses and indemnities for which such parties reimbursed themselves out of the Distribution Account, subject to an annual limitation on certain expenses and indemnities of $150,000 for the Trustee and of $250,000 for the Master Servicer, the Securities Administrator and the Custodian; provided, however, that such cap shall not apply to any expenses, costs or liabilities incurred by the Master Servicer in connection with assuming primary servicing responsibilities with respect to the Mortgage Loans.

“Applicable Credit Rating”: For any long-term deposit or security, a credit rating of AAA in the case of S&P, AAA in the case of Fitch, or Aaa in the case of Moody’s. For any short-term deposit or security, a rating of A-l+ in the case of S&P, F1+ in the case of Fitch, if rated by Fitch, or P-1 in the case of Moody’s.

“Applied Realized Loss Amount”: With respect to the Class B Certificates and Class M Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on that Distribution Date and any Applied Realized Loss Amount for that Class remaining unpaid from any previous Distribution Date.

“Assignment”: With respect to non-MERs loans, an assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Back-up Certification”: As defined in Section 12.08(a).

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basic Principal Distribution Amount”: For any Distribution Date, the excess, if any, of (a) the Principal Funds for such Distribution Date, over (b) the Overcollateralization Release Amount.

“Basis Risk Shortfall”: For any Class of Certificates on any Distribution Date where clause (ii) of the definition of Certificate Rate is less than the lesser of clauses (i) and (iii) of such definition, the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such Distribution Date calculated pursuant to the lesser of clause (i) and (iii) of such definition of Certificate Rate over (y) Accrued Certificate Interest on such Class. For federal income tax purposes, each application of an applicable Net WAC Cap shall be an application of the REMIC III Net WAC Rate for purposes of calculating the amount of Basis Risk Shortfall.

“Basis Risk Shortfall Carryforward Amount”: For each Class of Certificates and any Distribution Date, as determined separately for each such Class of Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for each Class of Certificates from prior Distribution Dates, plus interest thereon at the related Certificate Rate (without regard to the applicable Net WAC Cap) for such Distribution Date, to the extent previously unreimbursed.

“Basis Risk Shortfall Reserve Account”: The trust account established by the Securities Administrator pursuant to Section 4.06 hereof.

“Book-Entry Certificates”: The Class A, Class B and Class M Certificates, for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 6.01(b).

“Business Day”: With respect to any Distribution Date determination, any day other than (a) a Saturday or a Sunday or (b) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Master Servicer or Securities Administrator is located are authorized or obligated by law or executive order to be closed. With respect to any other determination, any day other than (a) a Saturday or a Sunday or (b) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Master Servicer, Securities Administrator, Servicer or Subservicer is located are authorized or obligated by law or executive order to be closed.

“Cap Account”: The trust account or accounts created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 5.06 in the name of the Supplemental Interest Trust Trustee as provided therein. Funds in the the Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Cap Account must be an Eligible Account.

“Certificate”: Any one of People’s Choice Financial Realty Mortgage Securities Trust, Series 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1, Class B2, Class C, Class P, Class R and Class RX, each of which is issued under this Agreement.

“Certificate Factor”: With respect to any Class of Certificates (other than the Residual Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to no less than six places, the numerator of which is the aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and Applied Realized Loss Amounts resulting in reduction of the Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates as of the Closing Date.

“Certificate Margin”: With respect to each Class of Offered Certificates, the per annum rate set forth in the following table:

Class	For Purposes of Defining “Marker Rate”	Prior to the Step-Up Date (%)	On and After the Step-Up Date (%)
1A1	II-LT1A1	0.070	0.140
1A2	II-LT1A2	0.130	0.260
1A3	II-LT1A3	0.160	0.320
1A4	II-LT1A4	0.240	0.480
2A1	II-LT2A1	0.140	0.280
2A2	II-LT2A2	0.140	0.280
M1	II-LTM1	0.290	0.435
M2	II-LTM2	0.310	0.465
M3	II-LTM3	0.330	0.495

Class	For Purposes of Defining “Marker Rate”	Prior to the Step-Up Date (%)	On and After the Step-Up Date (%)
M4	II-LTM4	0.360	0.540
M5	II-LTM5	0.390	0.585
M6	II-LTM6	0.470	0.705
M7	II-LTM7	1.000	1.500
M8	II-LTM8	1.200	1.800
M9	II-LTM9	2.050	3.075
M10	II-LTM10	2.500	3.750
B1	II-LTB1	2.500	3.750
B2	II-LTB2	1.900	2.850

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to each Class A, Class B, Class M or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, increased by any Subsequent Recoveries allocated thereto, minus all distributions allocable to principal made thereon and Applied Realized Loss Amounts allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class C Certificate, and solely for federal income tax purposes, as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (a) the then aggregate Uncertificated Balances of the REMIC II Regular Interests over (b) the then aggregate Certificate Principal Balances of the Class A, Class B, Class M and Class P Certificates then outstanding. The aggregate initial Certificate Principal Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

“Certificate Rate”: With respect to the Class A, B and M Certificates, a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable Certificate Margin, (ii) the applicable Net WAC Cap and (iii) the applicable Net Maximum Mortgage Rate.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (U) below, and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II

Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2 and REMIC II Regular Interest II-LTZZ. For purposes of calculating the Certificate Rate for the Class C Interest, the numerator is equal to the sum of the following components:

(A) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAA;

(B) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT1A1;

(C) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT1A2;

(D) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT1A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT1A3;

(E) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT1A4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT1A4;

(F) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT2A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT2A1;

(G) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LT2A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LT2A2;

(H) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM1;

(I) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM2;

(J) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM3;

(K) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM4;

(L) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM5;

(M) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM6;

(N) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM7;

(O) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM8;

(P) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM9;

(Q) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTM10 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM10;

(R) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTB1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTB1;

(S) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTB2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTB2;

(T) the Uncertificated REMIC II Remittance Rate for REMIC II Regular Interest II-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ; and

(U) 100% of the interest on REMIC II Regular Interest II-LTP at the Uncertificated REMIC II Remittance Rate for REMIC II-LTP applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTP.

For federal income tax purposes, the Certificate Rate for the Class C Certificates shall be an amount equal to 100% of the amounts distributable to the Class C Interest issued by REMIC III for such Distribution Date.

For federal income tax purposes, the Certificate Rate for the Class SWAP-IO Interest shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest II-LTIO for such Distribution Date.

“Certificate Register”: The register maintained pursuant to Section 6.02.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof, and solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee, the Servicer, the Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 13.01. The Trustee and the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer or the Securities Administrator in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certification Parties”: As defined in Section 12.08(a).

“Certifying Person”: As defined in Section 12.08(a).

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class 1A Certificates”: The Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates.

“Class 1A Principal Distribution Priority”: Shall have the meaning given such term in Section 5.01(d)(i)(A)(2) hereof.

“Class 2A Certificates”: The Class 2A1 and Class 2A2 Certificates.

“Class A Certificates”: The Class 1A and the Class 2A Certificates. Each Class A Certificate will represent (i) the corresponding REMIC III Regular Interest for purposes of the REMIC Provisions, (ii) the right to receive any related Basis Risk Shortfall Carryforward Amounts and (iii) the obligation to pay the Class SWAP-IO Distribution Amount.

“Class B Certificates”: The Class B1 and Class B2 Certificates. Each Class B Certificate will represent (i) the corresponding REMIC III Regular Interest for purposes of the REMIC Provisions, (ii) the right to receive any related Basis Risk Shortfall Carryforward Amounts and (iii) the obligation to pay the Class SWAP-IO Distribution Amount.

“Class B1 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 96.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class B2 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M and Class B1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M and Class B1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class C Certificate”: The Class C Certificates will represent (i) a REMIC “regular interest” for purposes of the REMIC Provisions, (ii) the obligation to pay any related Basis Risk Shortfall Carryforward Amounts and Swap Termination Payments, (iii) the obligation to pay the Class SWAP-IO Distribution Amount and (iv) the right to receive amounts in respect of the Basis Risk Shortfall Reserve Account and the Supplemental Interest Trust.

“Class C Distributable Amount”: With respect to any Distribution Date, the amount of interest that has accrued on the Class C Notional Amount but that has not been distributed prior to such date. In addition such amount shall include the initial Overcollateralized Amount to the extent such amount has not been distributed on an earlier Distribution Date as part of the Overcollateralization Release Amount.

“Class C Interest”: The Class C Interest will represent (i) the corresponding REMIC III Regular Interest for purposes of the REMIC Provisions, (ii) the obligation to pay any related Basis Risk Shortfall Carryforward Amounts and Swap Termination Payments and (iii) the obligation to pay the Class SWAP-IO Distribution Amount and (iv) the right to receive amounts in respect of the Basis Risk Shortfall Reserve Account and the Supplemental Interest Trust.

“Class M Certificates”: The Class M1 , Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates. Each Class M Certificate will represent (i) the corresponding REMIC III Regular Interest for purposes of the REMIC Provisions, (ii) the right to receive any related Basis Risk Shortfall Carryforward Amounts and (iii) the obligation to pay the Class SWAP-IO Distribution Amount.

“Class M Principal Distribution Amount”: The sum of the Class M1 Principal Distribution Amount, Class M2 Principal Distribution Amount, Class M3 Principal Distribution Amount, Class M4 Principal Distribution Amount, Class M5 Principal Distribution Amount, Class M6 Principal Distribution Amount, Class M7 Principal Distribution Amount, Class M8 Principal Distribution Amount, Class M9 Principal Distribution Amount and Class M10 Principal Distribution Amount.

“Class M1 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 64.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M2 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 71.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M3 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1 and Class M2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 and Class M2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 75.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M4 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2 and Class M3 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2 and Class M3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 78.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M5 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3 and Class M4 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3 and Class M4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 82.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M6 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4 and Class M5 (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 85.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M7 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 88.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M8 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 90.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M9 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 92.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class M10 Principal Distribution Amount”: For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date multiplied by approximately 94.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

“Class P Certificate”: The Class P Certificates will represent an interest in the rights of the Class P Interest and will represent a “regular interest” in REMIC V for purposes of the REMIC Provisions.

“Class P Interest”: The Class P Interest will represent a “regular interest” in REMIC III for purposes of the REMIC Provisions.

“Class R Certificates”: The Class R and Class RX Certificates.

“Class R-I Interest”: The uncertificated residual interest in REMIC I for purposes of the REMIC Provisions.

“Class R-II Interest”: The uncertificated residual interest in REMIC II for purposes of the REMIC Provisions.

“Class R-III Interest”: The uncertificated residual interest in REMIC III for purposes of the REMIC Provisions.

“Class RX-IV Interest”: The uncertificated residual interest in REMIC IV for purposes of the REMIC Provisions.

“Class RX-V Interest”: The uncertificated residual interest in REMIC V for purposes of the REMIC Provisions.

“Class RX-VI Interest”: The uncertificated residual interest in REMIC VI for purposes of the REMIC Provisions.

“Class SWAP-IO Distribution Amount”: As defined in Section 5.06 hereof. For purposes of clarity, the Class SWAP-IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class SWAP-IO Interest on such Distribution Date, all as further provided in Sections 5.06 and 5.07 hereof.

“Clearstream”: Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

“Closing Date”: August 9, 2006.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collection Account”: The account or accounts created and maintained, or caused to be created and maintained, by the Servicer or the Subservicer pursuant to the Servicing Agreement.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest”: With respect to any Distribution Date, any payments made by the Master Servicer, the Servicer or the Subservicer from its own funds to cover Prepayment Interest Shortfalls, up to an amount equal to the Servicing Fee or Master Servicing Compensation, as applicable, received with respect to the related Due Period.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: CTLA-Structured Finance, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator. The office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (PFRMS 2006-1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21045, Attention: Corporate Trust Services (PFRMS 2006-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21046, Attention: Corporate Trust Services (PFRMS 2006-1)).

“Corresponding Certificate”: With respect to each REMIC II Regular Interest listed below, as follows:

REMIC II Regular Interest	Class
REMIC II Regular Interest II-LT1A1	1A1
REMIC II Regular Interest II-LT1A2	1A2
REMIC II Regular Interest II-LT1A3	1A3
REMIC II Regular Interest II-LT1A4	1A4
REMIC II Regular Interest II-LT2A1	2A1
REMIC II Regular Interest II-LT2A2	2A2
REMIC II Regular Interest II-LTM1	M1
REMIC II Regular Interest II-LTM2	M2
REMIC II Regular Interest II-LTM3	M3
REMIC II Regular Interest II-LTM4	M4
REMIC II Regular Interest II-LTM5	M5
REMIC II Regular Interest II-LTM6	M6
REMIC II Regular Interest II-LTM7	M7
REMIC II Regular Interest II-LTM8	M8
REMIC II Regular Interest II-LTM9	M9
REMIC II Regular Interest II-LTM10	M10
REMIC II Regular Interest II-LTB1	B1
REMIC II Regular Interest II-LTB2	B2
REMIC II Regular Interest II-LTP	P

“Custodial Account”: As defined in the Servicing Agreement.

“Custodial Agreement”: The Custodial Agreement dated as of July 1, 2006, among the Trustee, the Depositor, the Custodian, the Master Servicer, the Servicer, the Subservicer and the Securities Administrator, attached hereto as Exhibit C, as such agreement may be amended or supplemented from time to time, or any other custodial agreement entered into after the date hereof with respect to any Mortgage Loan subject to this Agreement.

“Custodian”: Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

“Cut-off Date”: The cut-off date will be July 1, 2006, except with respect to any Mortgage Loan originated after such date, in which case the cut-off date for such Mortgage Loan will be its date of origination.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 6.01(b).

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Rate”: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent measured pursuant to the OTS method (including all Mortgage Loans in foreclosure, Mortgage Loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month (not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period).

“Depositor”: People’s Choice Home Loan Securities Corp., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1+ by S&P and P-1 by Moody’s (or, if such Rating Agencies are no longer rating the Offered Certificates, comparable ratings by any other nationally recognized statistical rating agency then rating the Offered Certificates).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

“Disqualified Organization”: Any of the following: (a) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (b) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (c) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (e) an “electing large partnership,” (f) a United States Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Person, and (g) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.04(a) in the name of the Securities Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., in trust for registered Holders of People’s Financial Realty Mortgage Securities Trust, Series 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

“Distribution Account Deposit Date”: The Business Day prior to each Distribution Date.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2006.

“Due Date”: With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Due Period, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (a) an account or accounts maintained with a Depository Institution, (b) an account or accounts the deposits in which are fully insured by the FDIC or (c) a trust account or accounts maintained with a federal depository institution or state chartered depository institution acting in its fiduciary capacity. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Restricted Certificate”: Any of the Class R, Class C or Class P Certificates and any Certificate that no longer meets the applicable rating requirements of an Underwriter’s Exemption.

“Estate in Real Property”: A fee simple estate or leasehold interest in a parcel of land.

“Event of Default”: One or more of the events described in Section 8.01.

“Excess Liquidation Proceeds”: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (a) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the last day of the month in which the related Liquidation Date occurs, (b) related Liquidation Expenses (including Liquidation Expenses that are payable therefrom to the Subservicer, the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement) and (c) unreimbursed advances by the Subservicer, the Servicer or the Master Servicer and Monthly Advances.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (i) the excess, if any, of (a) the Overcollateralization Target Amount over the Overcollateralization Amount on such Distribution Date (after taking into account distributions to the Offered Certificates of the Basic Principal Distribution Amount on such Distribution Date), and (ii) the Net Monthly Excess Cashflow Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”: Any amounts payable or reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Custodian or any director, officer, employee or agent of any such Person from the Trust Fund pursuant to the terms of this Agreement in excess of their respective compensation provided for herein, Annual Expenses and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(iv).

“Fannie Mae”: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Terminator pursuant to or as contemplated by Section 2.03 or Section 10.01), a determination made by the Servicer or the Subservicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer or the Subservicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer and maintained in its records.

“Fitch”: Fitch Ratings or any successor in interest.

“Form 8K Disclosure Information”: As defined in section12.03(a).

“Fixed Payer Rate”: The fixed rate payable with respect to the Swap Agreement and each of the first 59 Distribution Dates, which is 5.67%.

“Freddie Mac”: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”; With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

“Group 1 Loans”: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Loans.

“Group 1 Net Maximum Mortgage Rate”: With respect to any Distribution Date and the Class 1A Certificates, a per annum rate equal to (a) the weighted average of the Net Maximum Mortgage Rates for the Group 1 Loans, weighted on the basis of the aggregate Stated Principal Balances of the Group 1 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider

Trigger Event) made to the Swap Provider allocable to the Group 1 Loans and (ii) the denominator of which is the aggregate Stated Principal Balance of the Group 1 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

“Group 1 Net WAC Cap”: With respect to any Distribution Date and the Class 1A Certificates, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group 1 Loans, weighted on the basis of the aggregate Stated Principal Balances of the Group 1 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Provider allocable to the Group 1 Loans and (ii) the denominator of which is the aggregate Stated Principal Balance of the Group 1 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

“Group 1 Percentage”: With respect to the Group 1 Loans and any Distribution Date, the percentage obtained by dividing (a) the aggregate Stated Principal Balance of the Group 1 Loans as of the beginning of the related Due Period by (b) the aggregate Stated Principal Balance of all the Mortgage Loans as of the beginning of the related Due Period.

“Group 2 Loans”: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Loans.

“Group 2 Net Maximum Mortgage Rate”: With respect to any Distribution Date and the Class 2A Certificates, a per annum rate equal to (a) the weighted average of the Net Maximum Mortgage Rates for the Group 2 Loans, weighted on the basis of the aggregate Stated Principal Balances of the Group 2 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Provider allocable to the Group 2 Loans and (ii) the denominator of which is the aggregate Stated Principal Balance of the Group 2 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

“Group 2 Net WAC Cap” With respect to any Distribution Date and the Class 2A Certificates, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group 2 Loans, weighted on the basis of the aggregate Stated Principal Balances of the Group 2 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Provider allocable to the Group 2 Loans and (ii) the denominator of which is the aggregate Stated Principal Balance of the Group 2 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

“Group 2 Percentage”: With respect to the Group 2 Loans and any Distribution Date, the percentage obtained by dividing (a) the aggregate Stated Principal Balance of the Group 2 Loans as of the beginning of the related Due Period by (b) the aggregate Stated Principal Balance of all the Mortgage Loans as of the beginning of the related Due Period.

“Group Subordinate Amount”: With respect to either Loan Group and any Distribution Date, the excess of (a) the aggregate Stated Principal Balance of the mortgage loans in such Loan Group as of the previous Distribution Date (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) over (b) the aggregate Certificate Principal Balance of the Class A Certificates related to such Loan Group immediately prior to such Distribution Date.

“Independent”: When used with respect to any accountant, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any specified other Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer, the Subservicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer, the Subservicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer, the Subservicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer, the Subservicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer, the Subservicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (a) any Person (other than the Servicer or the Subservicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (b) any other Person (including the Servicer or the Subservicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and, in most cases, as most recently available as 45 days prior to such Adjustment Date.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor or a senior lienholder in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Carryforward Amount”: With respect to any Distribution Date and any Class A, Class B or Class M Certificate, the sum of (a) the amount, if any, by which (i) the Accrued Certificate Interest for such Class as of the immediately preceding Distribution Date exceeded (ii) the actual amount distributed on such Class in respect of interest on such immediately preceding Distribution Date and (b) the amount of any Interest Carryforward Amount for such Class remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Certificate Rate for the most recently ended Accrual Period.

“Interest Determination Date”: With respect to the first Accrual Period, the second London Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second London Business Day preceding the related Distribution Date.

“Interest Funds”: For any Distribution Date, (a) the sum of (i) all interest received by the Securities Administrator with respect to the related Due Period (whether collected or advanced) and available in the Distribution Account on that Distribution Date, (ii) all compensating interest paid with respect to any mortgage loans that prepaid during the related Prepayment Period and (iii) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; less (b) any Annual Expenses payable to any party to this Agreement on that Distribution Date.

“Interest Rate Cap Agreement”: The interest rate cap agreement between the Supplemental Interest Trust Trustee and the Interest Rate Cap Provider for the benefit of the Certificates.

“Interest Rate Cap Agreement Available Amount”: With respect to any Distribution Date on or after the commencement of the Interest Rate Cap Agreement and on or prior to the termination thereof, the amount, if any, payable by the Interest Rate Cap Provider under the Interest Rate Cap Agreement available for distribution to the Offered Certificates shall equal the product of (a) the Interest Rate Cap Agreement notional amount for that Cap Distribution Date, (b) the excess, if any, of (i) One-Month LIBOR for such Determination Date over (ii) 6.00% (the strike rate) for such Cap Distribution Date, and (c) the actual number of days in the related accrual period divided by 360.

“Interest Rate Cap Notional Amount”: Shown below are the scheduled notional amounts for the Interest Rate Cap Agreement:

Period	Notional Amount ($)	Period	Notional Amount ($)
1	N/A	32	25,314,522.52
2	N/A	33	22,597,730.24
3	N/A	34	20,055,772.47
4	N/A	35	17,679,037.34
5	N/A	36	15,458,775.30
6	N/A	37	13,387,115.75
7	N/A	38	20,418,998.09
8	N/A	39	23,699,978.79
9	N/A	40	22,362,382.69
10	N/A	41	21,131,069.37
11	N/A	42	20,001,444.03
12	N/A	43	18,967,590.64
13	2,048,775.29	44	18,024,603.52
14	4,097,550.58	45	17,166,499.10
15	6,146,325.86	46	16,388,111.06
16	8,195,101.15	47	15,684,651.68
17	10,243,876.44	48	15,051,581.77
18	12,292,651.73	49	14,484,598.67
19	14,341,427.01	50	13,979,647.78
20	16,390,202.30	51	13,532,867.84
21	18,438,977.59	52	13,140,570.18
22	20,487,752.88	53	12,721,184.72
23	22,536,528.16	54	12,220,041.76
24	24,585,303.45	55	11,772,240.25
25	28,638,266.93	56	N/A
26	32,221,804.57	57	N/A
27	35,327,361.00	58	N/A
28	38,040,013.23	59	N/A
29	34,624,503.14	60	N/A
30	31,318,190.12
31	28,215,861.01

“Interest Rate Cap Provider”: The Bank of New York.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“LIBOR Certificates”: The Class A, Class B and Class M Certificates.

“Liquidated Mortgage Loan”: Any defaulted Mortgage Loan as to which the Subservicer, the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

“Liquidation Date”: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer, the Servicer or the Subservicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

“Liquidation Event”; With respect to any Mortgage Loan, any of the following events: (a) such Mortgage Loan is paid in full, (b) a Final Recovery Determination is made as to such Mortgage Loan, or (c) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, the Servicer or the Subservicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”; The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the related Mortgage Loan Documents) received by the Servicer or the Subservicer in connection with (a) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (b) the liquidation of a defaulted Mortgage Loan through a sale by the Servicer or the Subservicer, trustee’s sale, foreclosure sale or otherwise or (c) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 10.01.

“Loan Group”: Either of Loan Group 1 or Loan Group 2.

“Loan Group 1”: The loan group consisting of Group 1 Loans.

“Loan Group 2”: The loan group consisting of Group 2 Loans.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan at any given time, the percentage equivalent of a fraction, (a) the numerator of which is the then outstanding principal balance of the Mortgage Loan plus the outstanding principal balance of any Mortgage Loan senior to the Mortgage Loan and secured by the same Mortgaged Property, and (b) the denominator of which equals (i) in the case of any Mortgage Loan that is not a refinanced, modified or converted Mortgage Loan, (A) the lesser of (I) the appraised value of the related Mortgaged Property determined pursuant to an appraisal conducted by a Qualified Appraiser obtained at origination of the Mortgage Loan, if any, and (II) the sales price for the related Mortgaged Property or (B) if the related Mortgaged Property has been appraised by a Qualified Appraiser subsequent to origination, the value thereof determined pursuant to such subsequent appraisal, or (ii) in the case of a refinanced, modified or converted Mortgage Loan, the lesser of (A) the appraised value of the related Mortgaged Property determined at origination pursuant to the most recent appraisal conducted by a Qualified Appraiser at the time of origination of the Mortgage Loan or subsequent to origination or (B) the sales price of the related Mortgaged Property or, if the Mortgage Loan is not a rate-and-term refinance Mortgage Loan and if the related Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements.

“London Business Day”: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the City of London are authorized or obligated by law or executive order to be closed.

“Marker Rate”: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2 and REMIC II Regular Interest II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to a cap equal to the Certificate Rate of the Corresponding Class (determined by substituting the REMIC III Net WAC Rate for the applicable Net WAC Rate) for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided however, that the cap for each such REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

“Master Servicer”: As of the Closing Date, Wells Fargo, and thereafter, its successors in interest who meet the qualifications set forth in this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

“Master Servicer Compensation”: As defined in Section 3.15.

“Master Servicing Officer”: Any supervisory or management officer of the Master Servicer involved in or responsible for the administration and master servicing of Mortgage Loans included in the Trust Fund, whose name appears on a list of master servicing officers appearing in an Officer’s Certificate furnished by the Master Servicer to the Trustee, in which certificate the Master Servicer certifies that such officers are in supervisory or management roles, as such list may be amended from time to time.

“Maximum II-LTZZ Uncertificated Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ minus the REMIC II Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Interest on REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2 or REMIC II Regular Interest II-LTZZ, for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the Certificate Rate of the Corresponding Class (determined by substituting the REMIC III Net WAC Rate for the applicable Net WAC Rate) for the purpose of this calculation for such Distribution Date; provided however, that the caps on each such REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an Assignment to MERS.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan, which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer or the Subservicer pursuant to the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or any successor interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee and for which the Mortgage Loan Documents have been delivered to the Custodian pursuant to the Custodial Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Documents”: The documents evidencing or relating to each Mortgage Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

“Mortgage Loan Purchase Agreement”: Shall mean the Mortgage Loan Purchase Agreement, dated as of July 1, 2006, among the Depositor and the Seller, attached hereto as Exhibit D.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group 1 and Group 2 Mortgage Loans, attached hereto as Schedule 1. The Depositor shall deliver or cause the delivery of the initial Mortgage Loan Schedule to the Master Servicer, the Custodian and the Trustee on the Closing Date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a) the loan number;

(b) the city, state and ZIP code of the Mortgaged Property;

(c) the Mortgage Rate;

(d) the Servicing Fee Rate;

(e) the Net Mortgage Rate;

(f) the original term to maturity;

(g) the maturity date;

(h) the stated remaining term to maturity;

(i) the original principal balance;

(j) the first payment due date;

(k) the monthly payment in effect as of the Cut-off Date;

(l) the Cut-off Date principal balance;

(m) the Loan-to-Value Ratio at origination;

(n) the paid-through date of the Mortgage Loan;

(o) the issuer of any Primary Mortgage Insurance Policy;

(p) the Index and the Gross Margin;

(q) the Maximum Mortgage Rate;

(r) the Minimum Mortgage Rate;

(s) the interest adjustment date frequency and payment date frequency; and

(t) the number of days delinquent, if any.

The Mortgage Loan Schedule shall also set forth the total number of Mortgage Loans, the total of each of the amounts described under (i) and (l) above for all of the Mortgage Loans, the weighted average by principal balance of each of the rates described under (c), (d) and (e) above for all of the Mortgage Loans and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date for all of the Mortgage Loans.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Mortgage Loan (a) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (b) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (A) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (B) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: Any Liquidation Proceeds net of unreimbursed advances by the Servicer or the Subservicer, P&I Advances, expenses incurred by the Servicer or the Subservicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the Servicer or the Subservicer under the Servicing Agreement.

“Net Maximum Mortgage Rate”: For any Distribution Date with respect to each Mortgage Loan, the applicable fixed or lifetime maximum mortgage interest rate, as specified on the related Mortgage Note, less the Servicing Fee Rate.

“Net Monthly Excess Cashflow”: With respect to any Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (i) the Interest Funds for such Distribution Date over (ii) the sum for such Distribution Date of (A) the aggregate Accrued Certificate Interest, (B) the aggregate Interest Carryforward Amounts less amounts payable to the Trustee Servicer, Subservicer, Master Servicer or Custodian, but without duplication of any amounts already deducted from Interest Funds and (C) any portion of the Basic Principal Distribution Amount remaining after payment of all amounts pursuant to Section 5.01(d).

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Swap Payment”: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement).

“Net WAC Cap”: With respect to the Class A1 Certificates, the Group 1 Net WAC Cap, with respect to the Class A2 Certificates, the Group 2 Net WAC Cap, and with respect to the Subordinate Certificates, the Subordinate Net WAC Cap.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, the Servicer or the Subservicer or a successor servicer (including the Trustee or the Master Servicer) will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, the Servicer or the Subservicer or a successor servicer (including the Trustee or the Master Servicer), will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”: Any Person other than a United States Person.

“Notional Amount”: With respect to the Class C Certificate and REMIC IV Class C Interest, a notional amount equal to the aggregate principal balance of the REMIC II Regular Interests other than REMIC II Regular Interest II-LTP.

“Offered Certificates”: The Class A, Class B1 and Class M Certificates, collectively.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

“One-Month LIBOR”: With respect to the LIBOR Certificates, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1 and REMIC II Regular Interest II-LTB2 and any Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such

Interest Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (a) LIBOR as determined on the previous Interest Determination Date and (b) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Certificate and Remittance Rates for the relevant Accrual Period, shall, in the absence of manifest error, be final and binding.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Seller, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

“Overcollateralization Floor”: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Overcollateralization Release Amount”: With respect to any Distribution Date, will equal the lesser of (a) the Principal Funds for such Distribution Date and (b) the amount, if any, by which the Overcollateralized Amount (assuming for purposes of this definition only, that 100% of the Principal Funds are distributed as principal on the Certificates on such Distribution Date) exceeds the Overcollateralization Target Amount on such Distribution Date.

“Overcollateralization Target Amount”: Prior to the Stepdown Date, 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date, 5.60% of the then-current aggregate Stated Principal Balance of the Mortgage Loans, subject to the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the preceding Distribution Date (i.e. no stepdown will occur).

“Overcollateralized Amount”: For any Distribution Date, the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Distribution Date exceeds (b) the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificate as of such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer or the Subservicer in respect of any Determination Date pursuant to the Servicing Agreement or the Subservicing Agreement, as applicable, or in respect of any Distribution Date by a successor servicer (including the Master Servicer) pursuant to Section 8.02 (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act and shall be net of the Servicing Fee or the Subservicing Fee, as applicable).

“PCHLI”: People’s Choice Home Loan, Inc.

“Percentage Interest”: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Adjustable Rate Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities held for the benefit of the Certificateholders, provided that any bank or securities account otherwise permitted to be used by the Servicer or the Subservicer hereunder may be held by “[Servicer or Subservicer] f/b/o Holders of People’s Choice Financial Realty Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2006-1”:

(a) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b) (i) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b)(i);

(d) securities bearing interest or sold at a discount issued by any corporation (including the Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate outstanding principal balances of all the Mortgage Loans and Permitted Investments held as part of the Trust as determined by the Master Servicer;

(e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(f) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(g) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(h) interests in any money-market fund (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof), which, at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund, has the highest applicable long-term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

“Prepayment Assumption”: A prepayment assumption of 100% assumes, (i) with respect to the adjustable-rate Mortgage Loans, 5.0% CPR in month 1, building to 30.0% by month 12, 30.0% CPR for months 12 through 22, 60.0% CPR for months 23 through 27, decreasing linearly to 35.0% in month 30 and remaining at 35.0% thereafter; and (ii) with respect to the fixed-rate Mortgage Loans, 4.6% CPR in month 1, building to 23.0% CPR by month 12, and, on and after month 13, 23.0% CPR.

“Prepayment Charge”: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

“Prepayment Charge Schedule”: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(a) the Mortgage Loan identifying number;

(b) a code indicating the type of Prepayment Charge;

(c) the date on which the first Monthly Payment was due on the related Mortgage Loan;

(d) the term of the related Prepayment Charge;

(e) the original Stated Principal Balance of the related Mortgage Loan; and

(f) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related mortgagor. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

“Prepayment Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan that was subject to (i) a Principal Prepayment in full during the portion of the related Prepayment Period for Principal Prepayments in full beginning on the 16th day of the calendar month before the calendar month in which such Distribution Date occurs and ending on the last day of such preceding calendar month or (ii) a Principal Prepayment in part during the related Prepayment Period for Principal Prepayments in part, an amount equal to the difference between (a) interest actually received in the related Prepayment Period as a result of such Principal Prepayment in full or Principal Prepayment in part on such Mortgage Loan and (b) the scheduled interest portion of the monthly payment of such Mortgage Loan, adjusted to the applicable Net Mortgage Rate. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

“Prepayment Period”: With respect to any Distribution Date, (i) for Principal Prepayments in full (including as a result of a liquidation) the period beginning on the 16th day of the calendar month immediately preceding the month in which such Distribution Date occurs, or the Cut-off Date in the case of the first Prepayment Period, and ending on the 15th day of the calendar month in which such Distribution Date occurs, and (ii) for Principal Prepayments in part, the calendar month preceding the calendar month in which such Distribution Date occurs. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

“Principal Prepayment”: Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan which such payment is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Funds”: For any Distribution Date and any Loan Group or the mortgage loans in the aggregate, as applicable, (a) the sum of (i) the principal portion of all

Monthly Payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans or termination of the trust by the Seller or holder of the Class R Certificates, Liquidation Proceeds and Insurance Proceeds, including any amounts recovered with respect to a mortgage loan subsequent to the liquidation or charge-off of such mortgage loan, in each case to the extent applied as recoveries of principal; net of (b) Annual Expenses payable to any party to the Pooling and Servicing Agreement on that Distribution Date(to the extent not reimbursed from Interest Funds).

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 10.01, an amount equal to the sum of (a) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (b) in the case of (i) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer or the Subservicer, which payment or P&I Advance had, as of the date of purchase, been distributed pursuant to Section 5.01, through the end of the calendar month in which the purchase is to be effected and (ii) an REO Property, the sum of (A) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer or the Subservicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (B) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that, as of the date of purchase, had been distributed as or to cover REO Imputed Interest pursuant to Section 5.01, (c) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Master Servicing compensation or Servicing Fees allocable to such Mortgage Loan or REO Property, (d) any amounts previously withdrawn from the Collection Account pursuant to the Servicing Agreement and (e) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and any costs and damages incurred by the Trust Fund and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

“Qualified Appraiser”: An appraiser, who provides or provided an appraisal of a mortgaged property, who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof and whose compensation is or was not affected by the approval or disapproval of the related Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, which must, on the date of such substitution, (a) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (b) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (e) be a “qualified mortgage” as defined in the REMIC Provisions and (f) conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (a) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (b) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (c) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (d) hereof shall be satisfied as to each such mortgage loan, except to the extent otherwise provided in this sentence and the representations and warranties described in clause (e) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rate/Term Refinancing”: A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first-mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs and were used exclusively (except for such nominal amount) to satisfy the then existing first-mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

“Rating Agency or Rating Agencies”: Fitch, Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (b) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (i) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (ii) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (c) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to the Servicing Agreement, minus (d) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer and/or the Subservicer with respect to such Mortgage Loan.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (a) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (b) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (i) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (ii) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (c) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (d) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (e) below) made by the Servicer or the Subservicer in respect of such REO Property or the related Mortgage Loan for which the Servicer or the Subservicer has been or, in connection with such Final Recovery Determination, will be reimbursed in accordance with the Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (e) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 4.04.

With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”: With respect to each Distribution Date and the Class A, Class B and Class M Certificates, the Business Day immediately preceding such Distribution Date for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Reference Banks”: Any leading banks, selected by the Securities Administrator, that are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (a) with an established place of business in London, (b) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (c) that have been designated as such by the Securities Administrator.

“Refinanced Mortgage Loan”: A Mortgage Loan, the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100—229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

“Reinvestment Agreements”: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

“REMIC I Group 1 Regular Interests”: REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-59-B as designated in the Preliminary Statement hereto.

“REMIC I Group 2 Regular Interests”: REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-59-B as designated in the Preliminary Statement hereto.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of the REMIC I Group 1 Regular Interests and the REMIC I Group 2 Regular Interests.

“REMIC I Remittance Rate”: With respect to REMIC I Regular Interest I, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans. With respect to each REMIC I Group 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans multiplied by 2, subject to a maximum rate of 11.34%. With respect to each REMIC I Group 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans over (ii) 11.34% and (y) 0.00%. With respect to

REMIC I Regular Interest II, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans. With respect to each REMIC I Group 2 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans multiplied by 2, subject to a maximum rate of 11.34%. With respect to each REMIC I Group 2 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group 2 Mortgage Loans over (ii) 11.34% and (y) 0.00%.

“REMIC II Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the sum of the Pool Balance and related REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LT2AA minus the Marker Rate, divided by (b) 12.

“REMIC II Marker Allocation Percentage”: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1 and REMIC II Regular Interest II-LTB2, REMIC II Regular Interest LTZZ and REMIC II Regular Interest II-LTP.

“REMIC II Overcollateralization Target Amount”: 0.50% of the Targeted Overcollateralization Amount.

“REMIC II Overcollateralized Amount”: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC II Regular Interest LT1A1, REMIC II Regular Interest LT1A2, REMIC II Regular Interest LT2A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2 and REMIC II Regular Interest II-LTP, in each case as of such date of determination.

“REMIC II Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the Pool Balance and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-

LT1A4, REMIC I Regular Interest I-LT2A1, REMIC I Regular Interest I-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest LTB1 and REMIC II Regular Interest LTB2, and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC I Regular Interest I-LT2A1, REMIC I Regular Interest I-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ.

“REMIC II Regular Interest II-LTAA”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTAA shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1A1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1A1 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1A2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1A2 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1A3”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1A3 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1A4”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1A4 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT2A1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT2A1 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT2A2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT2A2 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM1 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM2 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM3”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM3 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM4”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM4 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM5”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM5 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM6”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM6 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM7”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM7 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM8”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM8 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM9”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM9 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTM10”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTM10 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTB1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTB1 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTB2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTB2 shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTP”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTP shall accrue interest at the related Uncertificated REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTIO”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTIO shall accrue interest at the related REMIC II Remittance Rate in effect from time to time subject to the terms and conditions hereof, based on its Uncertificated Balance.

“REMIC II Regular Interest II-LTZZ”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTZZ shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1SUB”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT1GRP”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT1GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT2SUB”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT2SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LT2GRP”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LT2GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-LTXX”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest II-LTXX shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interests”: REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2, REMIC II Regular Interest II-LTP, REMIC II Regular Interest II-LTIO, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, and REMIC II Regular Interest LTXX.

“REMIC II Remittance Rate”: With respect to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LTP, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT2SUB and REMIC II Regular Interest II-LTXX, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I Regular Interest I, REMIC I Regular Interest II and each REMIC I Regular Interest ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate

1	I-1-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	I-2-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-2-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate REMIC I Remittance Rate

	I-1-A	REMIC I Remittance Rate

	II-1-A	REMIC I Remittance Rate

3	I-3-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-3-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-2-A	REMIC I Remittance Rate

	II-1-A and II-2-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate

4	I-4-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-4-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-3-A	REMIC I Remittance Rate

	II-1-A through II-3-A	REMIC I Remittance Rate

5	I-5-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-5-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-4-A	REMIC I Remittance Rate

	II-1-A through II-4-A	REMIC I Remittance Rate

6	I-6-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-6-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-5-A	REMIC I Remittance Rate

	II-1-A through II-5-A	REMIC I Remittance Rate

7	I-7-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-7-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-6-A	REMIC I Remittance Rate

	II-1-A through II-6-A	REMIC I Remittance Rate

8	I-8-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-8-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-7-A	REMIC I Remittance Rate

	II-1-A through II-7-A	REMIC I Remittance Rate

9	I-9-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-9-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-8-A	REMIC I Remittance Rate

	II-1-A through II-8-A	REMIC I Remittance Rate

10	I-10-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-10-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-9-A	REMIC I Remittance Rate

	II-1-A through II-9-A	REMIC I Remittance Rate

11	I-11-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-11-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-10-A	REMIC I Remittance Rate

	II-1-A through II-10-A	REMIC I Remittance Rate

12	I-12-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-12-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-11-A	REMIC I Remittance Rate

	II-1-A through II-11-A	REMIC I Remittance Rate

13	I-13-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-13-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-12-A	REMIC I Remittance Rate

	II-1-A through II-12-A	REMIC I Remittance Rate

14	I-14-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-14-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-13-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-13-A	REMIC I Remittance Rate

15	I-15-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-15-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-14-A	REMIC I Remittance Rate

	II-1-A through II-14-A	REMIC I Remittance Rate

16	I-16-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-16-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-15-A	REMIC I Remittance Rate

	II-1-A through II-15-A	REMIC I Remittance Rate

17	I-17-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-17-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-16-A	REMIC I Remittance Rate

	II-1-A through II-16-A	REMIC I Remittance Rate

18	I-18-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-18-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-17-A	REMIC I Remittance Rate

	II-1-A through II-17-A	REMIC I Remittance Rate

19	I-19-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-19-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-18-A	REMIC I Remittance Rate

	II-1-A through II-18-A	REMIC I Remittance Rate

20	I-20-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-20-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-19-A	REMIC I Remittance Rate

	II-1-A through II-19-A	REMIC I Remittance Rate

21	I-21-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-21-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-20-A	REMIC I Remittance Rate

	II-1-A through II-20-A	REMIC I Remittance Rate

22	I-22-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-22-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-21-A	REMIC I Remittance Rate

	II-1-A through II-21-A	REMIC I Remittance Rate

23	I-23-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-23-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-22-A	REMIC I Remittance Rate

	II-1-A through II-22-A	REMIC I Remittance Rate

24	I-24-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-24-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate
25	I-25-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-25-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-24-A	REMIC I Remittance Rate

26	I-26-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-26-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-25-A	REMIC I Remittance Rate

	II-1-A through II-25-A	REMIC I Remittance Rate

27	I-27-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-27-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-26-A	REMIC I Remittance Rate

	II-1-A through II-26-A	REMIC I Remittance Rate

28	I-28-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-28-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-27-A	REMIC I Remittance Rate

	II-1-A through II-27-A	REMIC I Remittance Rate

29	I-29-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-29-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-28-A	REMIC I Remittance Rate

	II-1-A through II-28-A	REMIC I Remittance Rate

30	I-30-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-30-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-29-A	REMIC I Remittance Rate

	II-1-A through II-29-A	REMIC I Remittance Rate

31	I-31-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-31-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-30-A	REMIC I Remittance Rate

	II-1-A through II-30-A	REMIC I Remittance Rate

32	I-32-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-32-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-31-A	REMIC I Remittance Rate

	II-1-A through II-31-A	REMIC I Remittance Rate

33	I-33-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-33-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-32-A	REMIC I Remittance Rate

	II-1-A through II-32-A	REMIC I Remittance Rate

34	I-34-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-34-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-33-A	REMIC I Remittance Rate

	II-1-A through II-33-A	REMIC I Remittance Rate

35	I-35-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-35-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-34-A	REMIC I Remittance Rate

	II-1-A through II-34-A	REMIC I Remittance Rate

36	I-36-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-36-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-35-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-35-A	REMIC I Remittance Rate

37	I-37-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-37-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-36-A	REMIC I Remittance Rate

	II-1-A through II-36-A	REMIC I Remittance Rate

38	I-38-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-38-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-37-A	REMIC I Remittance Rate

	II-1-A through II-37-A	REMIC I Remittance Rate

39	I-39-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-39-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-38-A	REMIC I Remittance Rate

	II-1-A through II-38-A	REMIC I Remittance Rate

40	I-40-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-40-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-39-A	REMIC I Remittance Rate

	II-1-A through II-39-A	REMIC I Remittance Rate

41	I-41-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-41-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-40-A	REMIC I Remittance Rate

	II-1-A through II-40-A	REMIC I Remittance Rate

42	I-42-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-42-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-41-A	REMIC I Remittance Rate

	II-1-A through II-41-A	REMIC I Remittance Rate

43	I-43-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-43-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-42-A	REMIC I Remittance Rate

	II-1-A through II-42-A	REMIC I Remittance Rate

44	I-44-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-44-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-43-A	REMIC I Remittance Rate

	II-1-A through II-43-A	REMIC I Remittance Rate

45	I-45-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-45-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-44-A	REMIC I Remittance Rate

	II-1-A through II-44-A	REMIC I Remittance Rate

46	I-46-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-46-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-45-A	REMIC I Remittance Rate

	II-1-A through II-45-A	REMIC I Remittance Rate

47	I-47-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-47-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-46-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-46-A	REMIC I Remittance Rate

48	I-48-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-48-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-47-A	REMIC I Remittance Rate

	II-1-A through II-47-A	REMIC I Remittance Rate

49	I-49-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-49-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-48-A	REMIC I Remittance Rate

	II-1-A through II-48-A	REMIC I Remittance Rate

50	I-50-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-50-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-49-A	REMIC I Remittance Rate

	II-1-A through II-49-A	REMIC I Remittance Rate

51	I-51-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-51-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-50-A	REMIC I Remittance Rate

	II-1-Aand II-50-A	REMIC I Remittance Rate

52	I-52-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-52-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-51-A	REMIC I Remittance Rate

	II-1-Aand II-51-A	REMIC I Remittance Rate

53	I-53-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-53-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-52-A	REMIC I Remittance Rate

	II-1-Aand II-52-A	REMIC I Remittance Rate

54	I-54-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-54-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-53-A	REMIC I Remittance Rate

	II-1-Aand II-53-A	REMIC I Remittance Rate

55	I-55-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-55-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-54-A	REMIC I Remittance Rate

	II-1-Aand II-54-A	REMIC I Remittance Rate

56	I-56-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-56-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-55-A	REMIC I Remittance Rate

	II-1-Aand II-55-A	REMIC I Remittance Rate

57	I-57-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-57-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A and I-56-A	REMIC I Remittance Rate

	II-1-Aand II-56-A	REMIC I Remittance Rate

58	I-58-A tand I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-58-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	I-1-A through I-57-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-57-A	REMIC I Remittance Rate
59	I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-58-A	REMIC I Remittance Rate
	II-1-A through II-58-A	REMIC I Remittance Rate
thereafter	I-1-A through I-59-A	REMIC I Remittance Rate
	II-1-A through II-59-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest II-LT1GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Regular Interest I and REMIC I Group 1 Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group 1 Regular Interests ending with the designation “A,” for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	I-2-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate

3	I-3-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate

4	I-4-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate

5	I-5-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate

6	I-6-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate

7	I-7-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate

8	I-8-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate

9	I-9-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate

10	I-10-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
11	I-11-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate

12	I-12-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate

13	I-13-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate

14	I-14-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate

15	I-15-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate

16	I-16-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate

17	I-17-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate

18	I-18-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate

19	I-19-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate

20	I-20-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate

21	I-21-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate

22	I-22-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate

23	I-23-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate

24	I-24-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate

25	I-25-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

26	I-26-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate

27	I-27-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	I-1-A through I-26-A	REMIC I Remittance Rate

28	I-28-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate

29	I-29-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate

30	I-30-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate

31	I-31-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate

32	I-32-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate

33	I-33-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate

34	I-34-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate

35	I-35-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate

36	I-36-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate

37	I-37-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate

38	I-38-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate

39	I-39-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate

40	I-40-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate

41	I-41-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate

42	I-42-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate

43	I-43-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
44	I-44-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate

45	I-45-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate

46	I-46-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate

47	I-47-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate

48	I-48-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate

49	I-49-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-48-A	REMIC I Remittance Rate

50	I-50-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate

51	I-51-A and I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate

52	I-52-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate

53	I-53-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate

54	I-54-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate

55	I-55-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-54-A	REMIC I Remittance Rate

56	I-56-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-55-A	REMIC I Remittance Rate

57	I-57-A through I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-56-A	REMIC I Remittance Rate

58	I-58-A and I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-57-A	REMIC I Remittance Rate

59	I-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-58-A	REMIC I Remittance Rate

thereafter	I-1-A through I-59-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest II-LT2GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Regular Interest II and REMIC I Group 2 Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group 2 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	II-1-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	II-2-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A	REMIC I Remittance Rate

3	II-3-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A and II-2-A	REMIC I Remittance Rate

4	II-4-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-3-A	REMIC I Remittance Rate

5	II-5-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-4-A	REMIC I Remittance Rate

6	II-6-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-5-A	REMIC I Remittance Rate

7	II-7-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-6-A	REMIC I Remittance Rate

8	II-8-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-7-A	REMIC I Remittance Rate

9	II-9-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-8-A	REMIC I Remittance Rate

10	II-10-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-9-A	REMIC I Remittance Rate

11	II-11-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-10-A	REMIC I Remittance Rate

12	II-12-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-11-A	REMIC I Remittance Rate

13	II-13-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
	II-1-A through II-12-A	REMIC I Remittance Rate

14	II-14-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-13-A	REMIC I Remittance Rate

15	II-15-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-14-A	REMIC I Remittance Rate

16	II-16-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-15-A	REMIC I Remittance Rate

17	II-17-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-16-A	REMIC I Remittance Rate

18	II-18-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-17-A	REMIC I Remittance Rate

19	II-19-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-18-A	REMIC I Remittance Rate

20	II-20-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-19-A	REMIC I Remittance Rate

21	II-21-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-20-A	REMIC I Remittance Rate

22	II-22-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-21-A	REMIC I Remittance Rate

23	II-23-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-22-A	REMIC I Remittance Rate

24	II-24-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate

25	II-25-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-24-A	REMIC I Remittance Rate

26	II-26-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-25-A	REMIC I Remittance Rate

27	II-27-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-26-A	REMIC I Remittance Rate

28	II-28-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-27-A	REMIC I Remittance Rate

29	II-29-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-28-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
30	II-30-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-29-A	REMIC I Remittance Rate

31	II-31-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-30-A	REMIC I Remittance Rate

32	II-32-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-31-A	REMIC I Remittance Rate

33	II-33-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-32-A	REMIC I Remittance Rate

34	II-34-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-33-A	REMIC I Remittance Rate

35	II-35-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-34-A	REMIC I Remittance Rate

36	II-36-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-35-A	REMIC I Remittance Rate

37	II-37-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-36-A	REMIC I Remittance Rate

38	II-38-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-37-A	REMIC I Remittance Rate

39	II-39-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-38-A	REMIC I Remittance Rate

40	II-40-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-39-A	REMIC I Remittance Rate

41	II-41-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-40-A	REMIC I Remittance Rate

42	II-42-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-41-A	REMIC I Remittance Rate

43	II-43-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-42-A	REMIC I Remittance Rate

44	II-44-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-43-A	REMIC I Remittance Rate

45	II-45-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-44-A	REMIC I Remittance Rate

46	II-46-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-45-A	REMIC I Remittance Rate

Distribution Date	REMIC I Regular Interest	Rate
47	II-47-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-46-A	REMIC I Remittance Rate

48	II-48-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-47-A	REMIC I Remittance Rate

49	II-49-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-48-A	REMIC I Remittance Rate

50	II-50-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-49-A	REMIC I Remittance Rate

51	II-51-A and II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-50-A	REMIC I Remittance Rate

52	II-52-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-51-A	REMIC I Remittance Rate

53	II-53-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-52-A	REMIC I Remittance Rate

54	II-54-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-53-A	REMIC I Remittance Rate

55	II-55-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-54-A	REMIC I Remittance Rate

56	II-56-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-55-A	REMIC I Remittance Rate

57	II-57-A and II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-56-A	REMIC I Remittance Rate

58	II-58-A through II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-57-A	REMIC I Remittance Rate

59	II-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

	II-1-A through II-58-A	REMIC I Remittance Rate

thereafter	II-1-A through II-59-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest II-LTIO, and (i) the first Distribution Date through the 58th Distribution Date, the excess of (x) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests including the designation “A,” over (y) 2 multiplied by Swap LIBOR and (ii) thereafter, 0.00%.

“REMIC II Sub WAC Allocation Percentage”: 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX.

“REMIC II Subordinated Balance Ratio”: The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation “SUB,” equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Class Certificate Balance of the Senior Certificates in the related Loan Group.

“REMIC III Net WAC Rate”: For any Distribution Date with respect to the REMIC III Regular Interests and for purposes of calculating the Marker Rate, the Maximum II-LTZZ Uncertificated Interest Deferral Amount and Basis Risk Shortfall, the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the REMIC II Remittance Rate on the REMIC II Regular Interests (other than the Class II-LTIO Interest), weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest divided by (ii) an amount equal to (a) 30, divided by (b) the actual number of days in the Accrual Period.

“REMIC III Regular Interest”: Any of the regular interests in REMIC III the ownership of which is represented by the LIBOR Certificates and the Class C Interest, the Class P Interest and the Class SWAP-IO Interest.

“REMIC III Uncertificated Regular Interest”: The Class C Interest, the Class P Interest and the Class Swap-IO Interest.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.”Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds

(including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer or the Subservicer in accordance with the Servicing Agreement for unpaid Servicing Fees and/or Subservicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, in accordance with the Servicing Agreement.

“Reportable Event”: As defined in Section 12.03(a).

“Reporting Servicer”: As defined in Section 12.02(a).

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month United States dollar lending rates that New York City banks selected by the Securities Administrator, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate that New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (a) a detached one-family dwelling, (b) a detached two- to four-family dwelling, (c) a one-family dwelling unit in a Fannie Mae eligible condominium project, (d) a manufactured home or (e) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: Any one of the Class R and Class RX Certificates.

“Residual Interest”: The sole Class of “residual interests” in each REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee or the Securities Administrator, any officer of the Trustee or the Securities Administrator having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sarbanes Certifying Party”: The Master Servicer.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Master Servicer that complies with (a) the Sarbanes-Oxley Act, as amended from time to time, and (b) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (i) the Sarbanes-Oxley Act is amended, (ii) the Rules referred to in clause (b) are modified or superceded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (iii) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”: Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Administrator”: As of the Closing Date, Wells Fargo, and thereafter, its successors in interest that meet the qualifications set forth in this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

“Seller”: PCHLI, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (a) the sum of (i) the aggregate Certificate Principal Balance of the Class B Certificates and Class M Certificates and (ii) the related Overcollateralized Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (b) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

“Senior Principal Distribution Amount”: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the lesser of (i) the Basic Principal Distribution Amount and (ii) the amount by which the aggregate Certificate Principal Balance of the Class A Certificates exceeds the Senior Target Amount.

“Senior Target Amount”: For any Distribution Date, the lesser of (a) the product of (i) 57.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans exceeds (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Servicer”: EMC Mortgage Corporation, or any successor thereto, in its capacity as Servicer under the Servicing Agreement.

“Servicer Prepayment Charge Payment Amounts”: Prepayment Charges paid by the Servicer (or Subservicer) as a result of its improper waiver of such Prepayment Charges.

“Servicer Remittance Date”: With respect to any Mortgage Loan, the 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

“Servicing Advances”: The customary and reasonable “out-of-pocket” costs and expenses incurred by the Servicer or the Subservicer in connection with a default, delinquency or other unanticipated event by the Servicer or the Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, (c) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (d) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer or the Subservicer to perform its obligations under the Servicing Agreement or the Subservicing Agreement, as applicable, and (e) such other amounts as are due to the Servicer or the Subservicer to the extent provided in the Servicing Agreement or the Subservicing Agreement, as applicable. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer or the Subservicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under the Servicing Agreement. Neither the Servicer nor the Subservicer (nor any successor thereto) shall be required to make any Nonrecoverable Servicing Advances.

“Servicing Agreement”: The Servicing Agreement, dated as of July 1, 2006, among the Servicer, the Master Servicer, the Subservicer and the Trustee.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 Regulation AB.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Distribution Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the Mortgage Loans.

“Servicing Fee Rate”: On each Mortgage Loan, 0.50% per annum, comprised of the Servicer’s fee rate of 0.03% per annum plus the Subservicer’s fee rate of 0.47% per annum, which includes the portion thereof that the Subservicer is required to remit to the Seller pursuant to the Subservicing Agreement.

“Servicing Function Participant”: Any Subservicer or Subcontractor of a Servicer, the Master Servicer, the Trustee, the Custodian or the Securities Administrator, respectively.

“Servicing Officer”: Any officer of the Subservicer, Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Subservicer or the Servicer to the Trustee, the Master Servicer, the Securities Administrator and the Depositor and by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such lists may from time to time be amended.

“Single Certificate”: With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

“Special Derivative Contract”: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Supplemental Interest Trust Trustee and a Special Derivative Counterparty in accordance with Section 5.08 of this Agreement.

“Special Derivative Counterparty”: Any counterparty to a Special Derivative Contract as provided in Section 5.08 of this Agreement.

“Sponsor”: People’s Choice Financial Corporation.

“Startup Day”: With respect to each Trust REMIC, the day designated as such pursuant to Section 11.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Stated Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (i) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of REO Property for all previously ended calendar months; and (ii) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

“Step-Up Date”: The first Distribution Date following the first month in which the aggregate Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Stepdown Date”: The earlier to occur of (a) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in August 2009, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 42.70%.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

“Subordinate Certificates”: The Class M Certificates and the Class B Certificates.

“Subordinate Net Maximum Mortgage Rate”: With respect to any Distribution Date, the weighted average of the Group 1 Net Maximum Mortgage Rate and the Group 2 Net Maximum Mortgage Rate, weighted, in each case, based on the applicable Group Subordinate Amount for such Distribution Date.

“Subordinate Net WAC Cap”: With respect to any Distribution Date, the weighted average of the Group 1 Net WAC Cap and the Group 2 Net WAC Cap, weighted in each case based on the applicable Group Subordinate Amount for such Distribution Date.

“Subsequent Recoveries”: Any Liquidation Proceeds (net of amounts owed to the Servicer or Master Servicer with respect to the related Mortgage Loan) received after the final liquidation of a Mortgage Loan.

“Subservicer”: Any Person that services Mortgage Loans on behalf of a Servicer and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, the Servicing Agreement, the Subservicing Agreement or any sub-servicing agreement identified in

Item 1122(d) of Regulation AB. Initially, PCHLI will serve as Subservicer, performing the duties of the Subservicer under the Subservicing Agreement, and “Subservicer” includes PCHLI’s successors in interest and permitted assigns and any other subservicer that may be appointed in the future to replace PCHLI in such capacity.

“Subservicing Agreement”: That certain subservicing agreement, dated as of July 1, 2006, between the Servicer and the Subservicer, as the same may be amended, supplemented, restated or replaced from time to time.

“Subservicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Subservicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Distribution Date in the preceding calendar month.

“Subservicing Fee Rate”: With respect to any Mortgage Loan, 0.47% per annum.

“Substitution Shortfall Amount”: As defined in Section 2.03(b).

“Superior Lien”: With respect to any second lien Mortgage Loan, any other mortgage loan that is not a Mortgage Loan relating to the corresponding Mortgaged Property that creates a lien on such Mortgaged Property that is senior to such second lien Mortgage Loan.

“Supplemental Interest Trust”: That certain supplemental interest trust formed pursuant to Section 4.02 hereof.

“Supplemental Interest Trust Trustee”: Wells Fargo Bank, N.A..

“Swap Account”: The trust account or accounts created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 5.06 in the name of the Supplemental Interest Trust Trustee as provided therein. Funds in the Swap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Swap Account must be an Eligible Account.

“Swap Agreement”: The interest rate swap agreement between the Supplemental Interest Trust Trustee and the Swap Provider for the benefit of the Offered Certificates.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: The Bank of New York.

“Swap Provider Trigger Event”: An event of default under the Swap Agreement with respect to which the Swap Provider is a defaulting party or a termination event under the Swap Agreement with respect to which the Swap Provider is the sole affected party.

“Swap Notional Amounts”: The scheduled notional amounts of the Swap Agreement are shown in the following table:

Period	Notional Amount ($)
1	1,003,167,728.82
2	992,994,081.38
3	979,952,900.90
4	963,416,520.09
5	945,365,576.77
6	925,800,070.94
7	904,720,002.60
8	882,125,371.74
9	855,495,169.38
10	827,200,674.02
11	798,701,776.24
12	770,786,368.26
13	743,265,589.84
14	716,578,182.88
15	691,433,949.87
16	664,826,374.87
17	637,391,993.05
18	599,293,108.01
19	563,310,545.16
20	529,519,464.00
21	497,780,949.84
22	467,956,475.47
23	439,993,833.26
24	325,147,884.14
25	305,375,617.75
26	286,789,540.18
27	269,310,813.14
28	252,827,953.96
29	243,050,957.66
30	233,718,259.14
31	224,711,879.09
32	216,018,408.84
33	207,626,735.01
34	199,526,188.38
35	191,706,859.81
36	184,158,794.85
37	176,871,942.91
38	169,840,060.57
39	163,081,409.56
40	156,573,314.71
41	150,287,960.67
42	144,216,161.47
43	138,350,629.05
44	132,684,327.19
45	127,210,460.74
46	121,922,467.31
47	116,814,009.27
48	111,878,966.05
49	107,111,426.62
50	102,505,682.30
51	98,056,219.86
52	93,757,714.71
53	89,605,024.49
54	85,593,182.76
55	81,717,392.99
56	77,973,022.72
57	74,355,597.87
58	70,860,838.92
59	67,477,326.19

“Swap Termination Payment”: Any payment payable by the Trust or the Swap Provider upon termination of the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) or a Termination Event (as defined in the Swap Agreement).

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”: As defined in Section 10.01.

“Terminator”: As defined in Section 10.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event will have occurred if the three-month rolling average of the Delinquency Rate for the three prior Due Periods equals or exceeds 37.47% of the Senior Enhancement Percentage or if the cumulative Realized Losses exceed the following percentages of the Cut-off Date aggregate Stated Principal Balance of the Mortgage Loans on the respective Distribution Date:

Distribution Date	Percentage
25 – 36	1.60% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
37 – 48	3.55% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
49 – 60	5.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
61 – 72	6.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
73+	7.50%

“Trust”: People’s Choice Financial Realty Mortgage Securities Trust, Series 2006-01, the trust created hereunder.

“Trust Fund”: Collectively, all of the assets of the REMICs and the Basis Risk Shortfall Reserve Account and any amounts on deposit therein and any proceeds thereof and the Prepayment Charges, provided that the Interest Rate Cap Agreement and the Swap Agreement shall be held by the Supplemental Interest Trust Trustee on behalf of the Seller and shall not be part of the Trust Fund.

“Trust REMIC”: Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI.

“Trustee”: HSBC Bank USA, National Association, a national banking association, its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Accrued Interest”: With respect to each REMIC I Regular Interest or REMIC II Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related REMIC I or REMIC II Remittance Rate on the Uncertificated Balance or Uncertificated Notional Amount of such REMIC I Regular Interest or REMIC II Regular Interest. With respect to each Uncertificated REMIC III Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related “Certificate Rate” designated in the Preliminary Statement on the related Certificate Principal Balance, Uncertificated Notional Amount, or Notional Amount, as applicable. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC I Regular Interest, REMIC II Regular Interest, or REMIC III Regular Interest based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Balance”: The amount of any REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO and the Class SWAP-IO Interest) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO and the Class SWAP-IO Interest or other than as specified in the following paragraphs) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO and the Class SWAP-IO Interest) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated Lower-Tier Interest”: Any of the REMIC I Regular Interests, REMIC II Regular Interests or Uncertificated REMIC III Regular Interests.

“Uncertificated Notional Amount”: With respect to REMIC II Regular Interest II-LTIO and each Distribution Date listed below, a notional amount equal to the aggregate Uncertificated Balances of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-59-A
2	I-2-A through I-59-A
3	I-3-A through I-59-A
4	I-4-A through I-59-A
5	I-5-A through I-59-A
6	I-6-A through I-59-A
7	I-7-A through I-59-A
8	I-8-A through I-59-A
9	I-9-A through I-59-A
10	I-10-A through I-59-A
11	I-11-A through I-59-A
12	I-12-A through I-59-A
13	I-13-A through I-59-A
14	I-14-A through I-59-A
15	I-15-A through I-59-A
16	I-16-A through I-59-A
17	I-17-A through I-59-A
18	I-18-A through I-59-A
19	I-19-A through I-59-A
20	I-20-A through I-59-A
21	I-21-A through I-59-A
22	I-22-A through I-59-A
23	I-23-A through I-59-A
24	I-24-A through I-59-A
25	I-25-A through I-59-A
26	I-26-A through I-59-A

Distribution Date	REMIC I Regular Interests
27	I-27-A through I-59-A
28	I-28-A through I-59-A
29	I-29-A through I-59-A
30	I-30-A through I-59-A
31	I-31-A through I-59-A
32	I-32-A through I-59-A
33	I-33-A through I-59-A
34	I-34-A through I-59-A
35	I-35-A through I-59-A
36	I-36-A through I-59-A
37	I-37-A through I-59-A
38	I-38-A through I-59-A
39	I-39-A through I-59-A
40	I-40-A through I-59-A
41	I-41-A through I-59-A
42	I-42-A through I-59-A
43	I-43-A through I-59-A
44	I-44-A through I-59-A
45	I-45-A through I-59-A
46	I-46-A through I-59-A
47	I-47-A through I-59-A
48	I-48-A through I-59-A
49	I-49-A through I-59-A
50	I-50-A through I-59-A
51	I-51-A through I-59-A
52	I-52-A through I-59-A
53	I-53-A through I-59-A
54	I-54-A through I-59-A
55	I-55-A through I-59-A
56	I-56-A through I-59-A
57	I-57-A through I-59-A
58	I-58-A and I-59-A
59	I-59-A
Thereafter	$0.00

With respect to the Class SWAP-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest II-LTIO.

“Underwriter’s Exemption”: An exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Servicing Agreement, without regard to whether or not such policy is maintained.

“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust that was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code) and that was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any such Certificate. With respect to any date of determination, 97% of all Voting Rights will be allocated among the Holders of the Class A, Class M and Class B Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the Holders of the Class C Certificates, 1% of all Voting Rights will be allocated among the Holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the Holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

“Wells Fargo”: Wells Fargo Bank, N.A., or any successor thereto.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01 Conveyance of the Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (including, without limitation, the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in the Trust. Such assignment includes all interest and principal received by the Depositor on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to and deposit with the Custodian, pursuant to the Custodial Agreement, the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement

(the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement, the Seller will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodian, as more particularly set forth therein.

(c) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to, certain insurance policies and documents contemplated by Section 3.10 and preparation and delivery of the certifications, shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

(d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

(e) The parties hereby acknowledge and agree that the execution and delivery of the Swap Agreement and the Interest Rate Cap Agreement by the Supplementnal Interest Trust Trustee, on behalf of the Trust, was authorized and is hereby ratified and confirmed. The Supplemental Interest Trust Trustee hereby acknowledges receipt of the Rate Cap Agreement and the Swap Agreement, including all schedules and confirmations thereto.

(f) The Depositor, the Seller and the Trustee agree that it is not intended that any Mortgage Loan be conveyed to the Trust that is either (i) a “High-Cost Home Loan,” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan,” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan,” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, or (iv) a “High-Cost Home Loan,” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

SECTION 2.02 Acceptance of REMIC I by Trustee.

The Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in “REMIC I” pursuant to the Preliminary Statement and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

SECTION 2.03 Repurchase or Substitution of Mortgage Loans.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date that the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Trust Fund, at the Purchase Price, within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Master Servicer for deposit in the Distribution Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause the Custodian (upon receipt of a request for release in the form attached to the Custodial Agreement) to release to the Seller the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

(b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) or 2.03(c) must be effected prior to the date that is two years after the Startup Day for REMIC I.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Qualified Substitute

Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Depositor and the Trustee, with respect to such Qualified Substitute Mortgage Loan or Loans, an Initial Certification (pursuant to and as defined in the Custodial Agreement), with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Depositor and the Trustee a final certification pursuant to the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, upon receipt of a request for release in the form attached to the Custodial Agreement and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (i) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code or (ii) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, the Seller, the Trustee, the Master Servicer, the Servicer, the Subservicer or the Securities Administrator that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(d) With respect to a breach of the representations made pursuant to clauses (xxxiii) through (li) of Section 3.1(b) of the Mortgage Loan Purchase Agreement, the Seller shall be required to take the actions set forth in this Section 2.03.

SECTION 2.04 Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the other parties hereto that:

(a) The Master Servicer is a national banking association, duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(b) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(c) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (ii) conflict with, result in a material breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (A) the ability of the Master Servicer to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(d) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(e) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(f) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (i) that might prohibit its entering into this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

SECTION 2.05 Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the other parties hereto that:

(a) The Depositor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b) The Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults that would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f) There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g) Immediately prior to the transfer and assignment to the Trust, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trust free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

SECTION 2.06 Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the other parties hereto:

(a) The Servicer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing subprime mortgage loans;

(c) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the date hereof.;

(e) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or an approved servicer of conventional mortgage loans for Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans in accordance with this Agreement;the execution and delivery by the Servicer of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the

Servicer or its properties or the articles of incorporation or by-laws of the Servicer, except those conflicts, breaches or defaults that would not reasonably be expected to have a material adverse effect on the Servicer’s ability to enter into this Agreement and to consummate the transactions contemplated hereby.

SECTION 2.07 Representations and Warranties of the Subservicer.

The Subservicer hereby represents and warrants to the other parties:

(a) The Subservicer is a corporation validly existing and in good standing under the laws of the State of Wyoming and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Subservicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer; and all requisite corporate action has been taken by the Subservicer to make this Agreement valid and binding upon the Subservicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer, who is in the business of servicing subprime mortgage loans;

(c) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Subservicer, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the date hereof;

(e) The Subservicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or an approved servicer of conventional mortgage loans for

Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to service the Mortgage Loans in accordance with this Agreement.

SECTION 2.08 [Reserved].

SECTION 2.09 Conveyance of the REMIC Regular Interests; Acceptance of REMICs by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Regular Interests in the Trust REMICs (other than the Certificates) for the benefit of the Certificateholders. The Trustee acknowledges receipt of such Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders.

SECTION 2.10 Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “People’s Financial Realty Mortgage Securities Trust, Series 2006-1” and does hereby appoint HSBC Bank, USA, National Association, as Trustee in accordance with the provisions of this Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01 Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer and the Subservicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer or the Subservicer and shall cause the Servicer and the Subservicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer and the Subservicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s and the Subservicer’s servicing activities with respect to the Mortgage Loans, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s, the Subservicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 5.02 hereof, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer or the Subservicer pursuant to the Servicing Agreement.

The Trustee shall furnish the Servicer, the Subservicer and the Master Servicer with any powers of attorney and other documents in form reasonably acceptable to it necessary or appropriate to enable the Servicer, the Subservicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall not be liable for the Servicer’s, the Subservicer’s or the Master Servicer’s use or misuse of such powers of attorney.

Upon reasonable prior written request and during normal business hours at the office of the Trustee, the Trustee shall provide the Certificateholders with access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof. The Trustee shall allow representatives of these entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer, the Subservicer or the Master Servicer, as applicable, based on the requesting party, any court pleadings, requests for trustee’s sale or other documents necessary or reasonably desirable to (a) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (b) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (c) obtain a deficiency judgment against the Mortgagor; and (d) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

All references to the Servicer herein shall be deemed to refer equally to the Subservicer, for so long as, and to the extent that, the Subservicer is performing the duties of the Servicer pursuant to the Subservicing Agreement.

SECTION 3.02 Master Servicer Oversight of Specified Subservicer Actions.

As long as the Subservicer is performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement, the Master Servicer shall oversee the following Subservicer actions and decisions as described below, and the Subservicer shall request Master Servicer approval of such decisions as described below:

(a) Loss mitigation:

(i) Review and approve all repayment and/or forbearance plans involving terms of greater than six months;

(ii) Approval of short sales; and

(iii) Approval of deed in lieu decisions;

(b) Approval of all REO listing values;

(c) Approval of all material loan modifications, including fee waivers;

(d) Approval of foreclosure timeline, if the Subservicer proposes a timeline different from the timeline required by Fannie Mae, except that approval need not be obtained for re-projections due to legal matters that arise in the course of foreclosure (e.g., county delays in setting sale dates, proof of service of process, contested matters, title claims, legal issues such as temporary restraining orders and bankruptcy filings);

(e) Approval of settlements pursued in the context of a contested judicial foreclosures;

(f) Review and recalculation of net realized losses on Mortgage Loans, including review of supporting documentation supplied by the Subservicer; and

(g) Oversight of filing of hazard insurance claims for amounts greater than $10,000.

The Subservicer shall request the Master Servicer’s approval of any decision concerning the foregoing matters, by delivering to the Master Servicer a written or electronic notice stating the Subservicer’s proposed action (“Subservicer Request”). The Subservicer shall supplement any Subservicer Request with additional related information reasonably requested by the Master Servicer. If the Master Servicer does not approve, reject or modify a proposal made by the Subservicer within two Business Days after its receipt of a Subservicer Request, the Subservicer shall submit an electronic “Escalation Notice” (a notice sent to three Master Servicing Officers in the Master Servicer’s servicing operations). After the Master Servicer has received the Escalation Notice, if the Master Servicer does not respond within three Business Days, then the Subservicer Request shall be deemed approved. The Master Servicer shall be deemed to have received any notice under this Section 3.02 if the Subservicer has e-mailed that notice to a Master Servicing Officer (or the three designated Master Servicing Officers, for an Escalation Notice) of the Master Servicer and the sending computer confirms delivery of the e-mail. Such receipt shall be deemed to have occurred on the following Business Day if it is received after 4:00 PM Eastern Time on a Business Day. By the Closing Date, and from time to time afterwards, the Master Servicer shall designate, by written notice to the attention of Subservicer’s “Servicing Manager,” the three Master Servicing Officers to whom the Escalation Notice should be sent and their facsimile numbers and e-mail addresses.

SECTION 3.03 REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Servicer or the Master Servicer to assure such continuing treatment. In particular, neither the

Trustee nor the Securities Administrator shall (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Securities Administrator have received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreements or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 11.01(f).

SECTION 3.04 Monitoring of Servicer.

(a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor any non-compliance by the Servicer with its duties, itself or undertaken through the Subservicer under the Servicing Agreement. In the review of the Servicer’s and the Subservicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to the Servicer’s or the Subservicer’s compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof, and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and in the event that the Servicer fails to perform its obligations, itself or through the Subservicer, in accordance with the Servicing Agreement, subject to the preceding paragraph, shall terminate the rights and obligations of the Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided, however, that it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer, if the primary servicing is being transferred. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good-faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense; provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all out-of-pocket legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer or the Subservicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account pursuant to Section 4.05 of this Agreement.

(d) The Master Servicer shall require the Servicer to comply, itself or through the Subservicer, with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the servicer, if any, that it replaces.

(f) The Subservicer may not be terminated except pursuant to the terms of the Subservicing Agreement. A successor servicer shall assume the role of the Servicer under the Subservicing Agreement, as well as under the Servicing Agreement.

SECTION 3.05 Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to collect any Insurance Proceeds and Liquidation Proceeds and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.02 and Section 3.04, shall not permit the Servicer or the Subservicer to) knowingly or intentionally take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Master Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it by empowering the Master Servicer or the Servicer or Subservicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as the Master Servicer may request to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices, and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer or Subservicer and shall be indemnified by the Master Servicer or the Servicer or Subservicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s use or misuse of any such power of attorney. If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3.06 Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.07 Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer or the Subservicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

SECTION 3.08 Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Servicer or the Subservicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer or the Subservicer will, if required under the Servicing Agreement, promptly furnish to the Trustee two copies of a certification substantially in the form of Exhibit D to the Servicing Agreement, signed by a Servicing Officer, or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the Servicer or the Subservicer pursuant to the Servicing Agreement have been so deposited) and shall request that the Trustee deliver or cause the Custodian to deliver to the Servicer or the Subservicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release or cause the Custodian to release the related Mortgage File to the Servicer or the Subservicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer or the Subservicer, as the case may be, is authorized to give, as agent for the Trustee, as the mortgagee under the related Mortgage, an instrument of satisfaction (or Assignment without recourse) regarding the related Mortgaged Property, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Subservicer, the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon the request of the Subservicer, the Servicer or the Master Servicer and delivery to the Trustee of two copies of a request for release signed by a Servicing Officer or Master Servicing Officer, as applicable, substantially in the form of Exhibit D to the Servicing Agreement (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer, as applicable), release or cause the Custodian to release the related Mortgage File held in its or the Custodian’s possession or control to the Subservicer, the Servicer or the Master Servicer, as applicable. The Subservicer, the Servicer or the Master Servicer shall be obligated to return the Mortgage File to the Trustee or the Custodian when the need therefor by the Subservicer, the Servicer or the Master Servicer, as it reasonably determines, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited into the Custodial Account, in which case, upon receipt of a certificate of a Servicing Officer or Master Servicing Officer, as applicable, similar to that hereinabove specified, the Mortgage File shall be released by the Trustee or the Custodian to the Subservicer, the Servicer or the Master Servicer, or (ii) such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer or the Subservicer has delivered to the Custodian a certificate of a Servicing Officer or Master Servicing Officer, as applicable, certifying as to the name and address of the Person to whom such documents were delivered and the purpose or purposes of such delivery.

SECTION 3.09 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit and the Servicer and the Subservicer (to the extent required by the Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer or the Subservicer from time to time as are required by the terms hereof, or in the case of the Servicer or the Subservicer, the Servicing Agreement, to be delivered to the Trustee. Any funds received by the Master Servicer, the Servicer or the Subservicer in respect of any Mortgage Loan or that otherwise are collected by the Master Servicer, the Servicer or the Subservicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicer Compensation and other amounts provided in this Agreement, the right of the Servicer to receive its Servicing Fee net of the Subservicing Fee, and the right of the Subservicer to retain or withdraw its Subservicing Fee and the rights of the Servicer and the Subservicer to retain or withdraw from the Custodial Account other amounts as provided in the Servicing Agreement. The Master Servicer, the Servicer and the Subservicer shall provide access to information and documentation regarding the Mortgage Loans to the Trust, the Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer, the Servicer or the Subservicer, as the case may be, designated by such Person. In fulfilling such a request, none of the Master Servicer, the Servicer or the Subservicer shall be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected, held by, or under the control of the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders; provided, however, that the Master Servicer, the Servicer and the Subservicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer, the Servicer or the Subservicer under this Agreement or the Servicing Agreement.

SECTION 3.10 Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be issued by insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Any amounts collected by the Master Servicer, or remitted to the Master Servicer by the Servicer or the Subservicer after collection, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to this Agreement. Any cost incurred by the Master Servicer in maintaining any such insurance, if the Mortgagor defaults in its obligation to do so, shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer pursuant to this Agreement.

SECTION 3.11 Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies with respect to the Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer or the Subservicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

SECTION 3.12 [Reserved].

SECTION 3.13 Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee shall retain or shall cause the Custodian to retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies or certificate of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee shall also retain, or shall cause the Custodian to retain, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, on behalf of the Trustee) upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.14 Realization Upon Defaulted Mortgage Loans.

For each Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the Master Servicer shall cause the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to either (a) foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Mortgage Loans, all in accordance with the Servicing Agreement or (b) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third parties, if the Servicer or the Subservicer reasonably believes that such sale would maximize proceeds to the Trust Fund (on a present value basis) with respect to those Mortgage Loans. The Servicer or the Subservicer shall be responsible for all costs and expenses incurred by it in any such proceedings or sale; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer or the Subservicer as contemplated in Section 4.05(a)(ii) of this Agreement.

SECTION 3.15 Compensation for the Master Servicer.

On each Distribution Date, the Master Servicer will be entitled to the income and gain realized from any investment of funds in the Collection Account and the Distribution Account, pursuant to Article 4.04(d), for the performance of its activities hereunder (the “Master Servicer Compensation”).

SECTION 3.16 REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Servicer or Subservicer, as the case may be, shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement. Further, the Servicer or Subservicer, as the case may be, shall sell, any REO Property prior to three years after the end of the calendar year of its acquisition by the Trust, unless (i) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Servicer or Subservicer, as the case may be, shall protect and conserve, such REO Property in the manner and to the extent provided in the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

SECTION 3.17 Prepayment Charges.

(a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a Subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds, taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Charge unless it is waived in accordance with this Section 3.17(a).

(b) If the Servicer waives any Prepayment Charge other than as permitted under Section 3.17(a) above, the Servicer shall deposit the amount of such Prepayment Charge into the Custodial Account (such amount, the “Servicer Prepayment Charge Payment Amount”). The Servicer shall pay the amount of such Prepayment Charge for the benefit of the Trust (or any assignee of the Trust) by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

SECTION 3.18 Assumption of Role of Servicer by Subservicer.

The Subservicer may request the Servicer to assign its rights and obligations under the Servicing Agreement to the Subservicer, and upon such request, the Servicer shall resign and assign such rights and obligations to the Subservicer, and the Master Servicer shall approve such a resignation by the Servicer and assignment to and assumption by the Subservicer of the rights and obligations of the Servicer under the Servicing Agreement if (a) the Subservicer has been assigned a primary subprime mortgage loan servicer rating by each Rating Agency, (b) each Rating Agency has delivered to the Master Servicer a letter confirming that such resignation, assignment and assumption will not, in and of itself, result in a withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Certificates, and (c) either (i) EMC Mortgage Corporation shall have been acting as Servicer for at least 24 months and shall have received aggregate servicing compensation pursuant to the Servicing Agreement of at least $500,000 or (ii) the primary subprime servicer rating of the Servicer has been reduced to “Below Average” or its equivalent by any Rating Agency.

SECTION 3.19 UCC.

The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust Fund with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. If directed by the Depositor in writing, the Trustee will execute any continuation statements prepared by the Depositor and deliver them as directed solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

SECTION 3.20 [Reserved.]

SECTION 3.21 P&I Advances.

If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the Servicer or the Subservicer was required to make an advance pursuant to the Servicing Agreement exceeds the amount deposited in the Distribution Account that will be used for an advance with respect to such Mortgage Loan, the Master Servicer (solely in its capacity as successor servicer) will deposit in the Distribution Account, not later than the related Distribution Date, an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer (solely in its capacity as successor servicer) shall continue to make such advances through the date that the Servicer is required to do so under the Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable P&I Advance, on the Distribution Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator (a) stating that the Master Servicer elects not to make a P&I Advance in a stated amount and (b) detailing the reason it deems the advance to be a Nonrecoverable Advance.

SECTION 3.22 Compensating Interest Payments.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (a) the sum of the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to subclauses (a) and (b) of the definition of Prepayment Interest Shortfalls with respect to the Mortgage Loans for the related Prepayment Period, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Distribution Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

ARTICLE IV

ACCOUNTS

SECTION 4.01 Custodial Accounts.

(a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain, or cause the Subservicer to establish and maintain, a Custodial Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage-Loan-by-Mortgage-Loan basis, into which account shall be deposited within two Business Days of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer or the Subservicer, including Principal Prepayments, Insurance Proceeds, Prepayment Charges, Liquidation Proceeds and advances made from the Servicer’s or the Subservicer’s own funds (less subservicing compensation as permitted by the Servicing Agreement in the case of the Subservicer) and all other amounts to be deposited in the Custodial Account. The Custodial Account shall be an Eligible Account. Each of the Servicer and the Subservicer is hereby authorized to make withdrawals from and deposits to the Custodial Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Custodial Account shall be held by a Depository Institution and segregated on the books of such institution for the benefit of the Certificateholders.

(b) To the extent provided in the Servicing Agreement, amounts on deposit in the Custodial Account may be invested in Permitted Investments and, except as provided in the preceding paragraph, shall not be commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and such funds shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer or the Subservicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer or the Subservicer. The Servicer or the Subservicer (to the extent required by the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c) On or before each Servicer Remittance Date, the Servicer or the Subservicer shall withdraw or shall cause to be withdrawn from its Custodial Account and shall remit the same to the Master Servicer for immediate deposit into the Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i) Monthly Payments received or any related portion thereof advanced by the Servicer or the Subservicer pursuant to the Servicing Agreement that were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii) Principal Prepayments in full, Prepayment Charges and any Liquidation Proceeds received by the Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

(iii) Principal Prepayments in part received by the Servicer or the Subservicer for the Mortgage Loans in the related Prepayment Period; and

(iv) Any amount to be used as a P&I Advance.

(d) Withdrawals may be made by the Subservicer and the Servicer, as the case may be, from the Custodial Account only for the purposes permitted pursuant to the Servicing Agreement.

SECTION 4.02 [Reserved].

SECTION 4.03 Collection Account.

The Master Servicer shall establish and maintain, for the benefit of the Certificateholders, the Collection Account, which may be a sub-account of the Distribution Account.

SECTION 4.04 Distribution Account.

(a) The Securities Administrator shall establish and maintain, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Master Servicer shall remit to the Securities Administrator amounts it receives pursuant to Section 4.01(c) hereof. Such remittance may be accomplished by deposit of such funds into the Distribution Account. The Securities Administrator will deposit into the Distribution Account the following amounts, as identified and received by the Securities Administrator:

(i) Any amounts withdrawn from the Custodial Account pursuant to Section 4.01(c) of this Agreement;

(ii) Any Monthly Advance and any Compensating Interest Payments made by the Master Servicer;

(iii) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the Custodial Account;

(iv) The Purchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, any amounts that are to be treated, pursuant to this Agreement, as the payment of a Purchase Price in connection with the tender of a Qualified Substitute Mortgage Loan by the Seller and the Purchase Price with respect to any Mortgage Loans purchased by the Servicer or the Subservicer pursuant to Section 2.03 hereof;

(v) Any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Distribution Account; and

(vi) Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b) The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Sections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of this Agreement need not be remitted by the Master Servicer to the Securities Administrator or by the Servicer or the

Subservicer to the Master Servicer for deposit in the Distribution Account. In the event that the Master Servicer shall remit or cause to be remitted to the Securities Administrator for deposit to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Master Servicing Officer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly or indirectly through a liquidator or receiver of the Securities Administrator). The Distribution Account shall be an Eligible Account.

(d) The amount at any time credited to the Distribution Account shall be (i) held in cash or (ii) invested, but only in Permitted Investments, as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator, or if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Securities Administrator shall remit all investment earnings from the Distribution Account to the Master Servicer on each Distribution Date. If there is any loss on a Permitted Investment, the Master Servicer shall remit the amount of the loss to the Securities Administrator, who shall deposit such amount in the Distribution Account.

(e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.05 hereof.

(f) The Securities Administrator is authorized to make withdrawals from the Distribution Account (the order set forth hereafter not constituting an order of priority for such withdrawals) (i) to make payments on the Certificates as provided herein, (ii) to pay or reimburse to the Trustee all Annual Expenses and Extraordinary Trust Fund Expenses and (iii) to withdraw any amounts deposited in the Distribution Account in error, each in accordance with the terms hereof.

SECTION 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Securities Administrator will, from time to time, on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited, in the case of amounts due the Master Servicer, to those amounts not withdrawn from the Distribution Account, as certified by the Securities Administrator in accordance with the terms of this Agreement but not in any order of priority):

(i) to reimburse the Master Servicer, the Servicer or the Subservicer for any Monthly Advance of its own funds (to the extent not already reimbursed from the Custodial Account), the right of the Master Servicer, the Servicer or the Subservicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) that represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting that such P&I Advance was made by such Person;

(ii) to reimburse the Master Servicer, the Servicer or the Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for Servicing Advances made by the Master Servicer, the Servicer or the Subservicer in good faith in connection with the restoration of the related Mortgaged Property that was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan (to the extent not already reimbursed from the Custodial Account);

(iii) to reimburse the Master Servicer, the Servicer or the Subservicer from Insurance Proceeds relating to a particular Mortgage Loan for Servicing Advances made by such Person with respect to such Mortgage Loan (to the extent not already reimbursed from the Custodial Account) and to reimburse the Master Servicer, the Servicer or the Subservicer from Liquidation Proceeds from a particular Mortgage Loan for Servicing Advances in the nature of Liquidation Expenses incurred by such entity with respect to such Mortgage Loan (to the extent not already reimbursed from the Custodial Account); provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (A) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Section 4.05(a) to the Master Servicer; and (B) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv) to reimburse the Master Servicer, the Servicer or the Subservicer for Servicing Advances made by such Person with respect to the Mortgage Loans (to the extent not already reimbursed from the Custodial Account), and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) that represent late recoveries of the payments for which such advances were made;

(v) to reimburse the Master Servicer, the Servicer or the Subservicer for any Monthly Advance or Servicing Advance made by such Person (to the extent not already reimbursed from the Custodial Account), after a Realized Loss has been allocated with respect to the related Mortgage Loan if the P&I Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) and (iv) above;

(vi) to pay the Master Servicer as set forth in Section 4.04(d) of this Agreement; provided, however, that the Master Servicer shall be obligated to pay from its own funds any amounts that it is required to pay under Section 5.03 hereof;

(vii) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Section 3.04(c) hereof (which reimbursement shall not be subject to any annual limitation), to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Distribution Account;

(viii) to reimburse or pay the Servicer or the Subservicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer or the Subservicer, to the extent provided in the Servicing Agreement;

(ix) to reimburse or pay the Trustee, the Master Servicer, the Securities Administrator and the Custodian for Annual Expenses;

(x) to remove amounts deposited in error; and

(xi) to clear and terminate the Distribution Account pursuant to this Agreement.

(b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage-Loan-by-Mortgage-Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv) of Section 4.05(a) or with respect to any such amounts that would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account.

SECTION 4.06 Basis Risk Shortfall Reserve Account.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account entitled “Basis Risk Shortfall Reserve Account, Wells Fargo Bank, N.A., in trust for the registered Holders of People’s Financial Realty Mortgage Securities Trust, Series 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.” On the Closing Date, the Depositor will deposit or cause to be deposited into the Basis Risk Shortfall Reserve Account $210,000.

(b) Amounts in the Basis Risk Shortfall Reserve Account will be available to reimburse any outstanding Basis Risk Shortfall Carryforward Amount outstanding on the Class M7, Class M8, Class M9, Class M10 and Class B Certificates, after giving effect to all other distributions on each Distribution Date. Such reimbursements will be paid sequentially to the Class M Certificates and then to the Class B Certificates, in alphanumeric order.

(c) On the Distribution Date on which the aggregate Certificate Principal Balances of the Class B Certificates have been reduced to zero, any amounts remaining on deposit in the Basis Risk Shortfall Reserve Account will be paid to the Holder of the Class C Certificates.

(d) The Basis Risk Shortfall Reserve Account will be an asset of the Supplemental Interest Trust but not of any REMIC, and any payments to Certificateholders of Basis Risk Shortfall Carryforward Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1). The Basis Risk Shortfall Reserve Account will be an “outside reserve fund” within the meaning of Treas. Reg. § 1.860G-2(h).

(e) At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Securities Administrator shall direct any depository institution maintaining the Basis Risk Shortfall Reserve Account to invest the funds in such account in one or more investments bearing interest or sold at a discount and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Basis Risk Shortfall Reserve Account. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (f). If the Holders of a majority Percentage Interest in the Class C Certificates fail to provide investment instructions, funds on deposit in the Basis Risk Shortfall Reserve Account shall be held uninvested by the Securities Administrator without liability for interest or compensation.

(f) For federal tax return and information reporting, the value of the right of the Holders of Class M7, Class M8, Class M9, Class M10 and Class B Certificates to receive payments from the Basis Risk Shortfall Reserve Account in respect of any Basis Risk Shortfall Carryforward Amount may be obtained from the Master Servicer upon request to the extent such information is provided to the Master Servicer by the Depositor or the Underwriters. The initial value of such right shall be zero.

ARTICLE V

DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 5.01 Distributions.

(a) On each Distribution Date, Interest Funds for Loan Group 1 for such date will be paid in the following order of priority:

(i) to the Swap Provider, the Group 1 Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(ii) to the Swap Provider (after giving effect to the payment of the Interest Funds for Loan Group 2), the unpaid Group 2 Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(iii) pro rata, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date;

(iv) pro rata, to the Class 2A1 and Class 2A2 Certificates (after giving effect to the payment of the Interest Funds for Loan Group 2), the unpaid Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date; and

(v) for application pursuant to clause (c) below, any Interest Funds for Loan Group 1 remaining undistributed for such Distribution Date.

(b) On each Distribution Date, the Interest Funds for Loan Group 2 for such date will be paid in the following order of priority:

(i) to the Swap Provider, the Group 2 Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(ii) to the Swap Provider (after giving effect to the payment of the Group 1 Interest Funds), the unpaid Group 1 Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(iii) pro rata, to the Class 2A1 and Class 2A2 Certificates, Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date;

(iv) pro rata, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates (after giving effect to the payment of the Interest Funds for Group 1), the unpaid Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date; and

(v) for application pursuant to clause (c) below, any Interest Funds for Loan Group 2 remaining undistributed for such Distribution Date.

(c) On each Distribution Date, the aggregate of any remaining Interest Funds from clauses (a)(v) and (b)(v) above, respectively, will be paid in the following order of priority:

(i) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates, Accrued Certificate Interest and any Interest Carryforward Amount for such Distribution Date;

(ii) to the Trustee, the Servicer, the Subservicer, the Master Servicer and the Securities Administrator, any previously unreimbursed extraordinary costs, liabilities and expenses, in excess of any cap on the Annual Expenses for which such parties were allowed to reimburse themselves pursuant to the pooling and servicing agreement; and

(iii) for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under subsection (e) below.

(d) On each Distribution Date, the Basic Principal Distribution Amount will be distributed in the following order of priority, in each case, to the extent of funds remaining:

(i) Prior to the Stepdown Date, or if a Trigger Event is in effect:

(A) The Principal Funds attributable to Loan Group 1, as follows:

(1) to the Swap Provider, to the extent not previously paid from Interest Funds, the Group 1 Percentage of any Net Swap Payment or Swap Termination Payment and, to the extent not paid from Interest Funds or the Principal Funds attributable to Loan Group 2, the Group 2 Percentage of any Net Swap Payment or Swap Termination Payment, owed to the Swap Provider pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(2) sequentially, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that if the aggregate of the Certificate Principal Balances of the Class M and Class B Certificates has been reduced to zero, principal will be distributed pro rata on the Class 1A Certificates (this entire clause (2), the “Class 1A Principal Distribution Priority”); and

(3) pro rata, to the Class 2A1 and Class 2A2 Certificates (after giving effect to the distribution of the Principal Funds attributable to Loan Group 2), until the Certificate Principal Balance of each such Class has been reduced to zero;

(B) The Principal Funds attributable to Loan Group 2, as follows:

(1) to the Swap Provider, to the extent not previously paid from Interest Funds, the Group 2 Percentage of any Net Swap Payment or Swap Termination Payment and, to the extent not paid from Interest Funds or the Principal Funds attributable to Loan Group 1, the Group 1 Percentage of any Net Swap Payment or Swap Termination Payment, owed to the Swap Provider pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(2) pro rata, to the Class 2A1 and Class 2A2 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(3) to the Class 1A Certificates (after giving effect to the Principal Funds attributable to Loan Group 1), in accordance with the Class 1A Principal Distribution Priority, until the Certificate Principal Balance of each such Class has been reduced to zero;

(C) The remaining Principal Funds as follows:

(1) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(2) for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under subsection (e) below.

(ii) On or after the Stepdown Date, if no Trigger Event is in effect, the Principal Funds, as follows:

(A) to the Swap Provider, to the extent not previously paid from Interest Funds, any Net Swap Payment or swap termination owed to the Swap Provider pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party (each as defined in the Swap Agreement) under the Swap Agreement;

(B) to the Class 1A Certificates, in accordance with the Class 1A Principal Distribution Priority (from the Basic Principal Distribution Amount attributable to Loan Group 1, except as provided below), and to the Class 2A1 and Class 2A2 Certificates, pro rata (from the Basic Principal Distribution Amount attributable to Loan Group 2, except as provided below), in each case, an amount equal to the lesser of (x) the Basic Principal Distribution Amount attributable to the related Loan Group for such Distribution Date and (y) the Group 1 Percentage or the Group 2 Percentage, as applicable, of the Senior Principal Distribution Amount, until the Certificate Principal Balance of each such Class or Classes has been reduced to zero; provided, however, that to the extent that the Basic Principal Distribution Amount attributable to a Loan Group exceeds the related Group Percentage of the Senior Principal Distribution Amount, such excess shall be applied to the Class or Classes of Class A Certificates related to the other Loan Group (in accordance with the Class 1A Principal Distribution Priority with respect to the Class 1A Certificates and pro rata with respect to the Class 2A Certificates), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as limited by clauses (x) and (y) of this clause (B) on such Distribution Date);

(C) to the Class M1 Certificates, the Class M1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(D) to the Class M2 Certificates, the Class M2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(E) to the Class M3 Certificates, the Class M3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(F) to the Class M4 Certificates, the Class M4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(G) to the Class M5 Certificates, the Class M5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(H) to the Class M6 Certificates, the Class M6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(I) to the Class M7 Certificates, the Class M7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(J) to the Class M8 Certificates, the Class M8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(K) to the Class M9 Certificates, the Class M9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(L) to the Class M10 Certificates, the Class M10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(M) to the Class B1 Certificates, the Class B1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(N) to the Class B2 Certificates until their Certificate Principal Balance thereof has been reduced to zero; and

(O) for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under subsection (e) below.

(e) With respect to any Distribution Date, any Net Monthly Excess Cashflow in respect of the Mortgage Loans in each Loan Group shall be paid as follows:

(i) first, to the Class B2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class B1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and, thereafter, to the Class A and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount in the same manner and order of priority as described under subsection (d) above;

(ii) sequentially, to the Class M Certificates, in the order of their alphanumeric designations, to reimburse previously unreimbursed Applied Realized Loss Amount for such Class;

(iii) sequentially, to the Class B Certificates, in the order of their alphanumeric designations, to reimburse previously unreimbursed Applied Realized Loss Amount for such Class;

(iv) concurrently, on a pro rata basis, to the Class A Certificates, based on the amount of any remaining Basis Risk Shortfall Carryforward Amounts, in an amount equal to any remaining Basis Risk Shortfall Carryforward Amount for such Class or Classes;

(v) sequentially, to the Class M Certificates, in the order of their alphanumeric designations, to reimburse their respective remaining Basis Risk Shortfall Carryforward Amounts;

(vi) sequentially, to the Class B Certificates, in the order of their alphanumeric designations, to reimburse their respective remaining Basis Risk Shortfall Carryforward Amounts;

(vii) to fund any unpaid Swap Termination Payment payable by the Trust to the Swap Provider (including any amount remaining unpaid from prior Distribution Dates) (only if the Swap Provider is the defaulting party or the sole affected party (each as defined in the Swap Agreement));

(viii) to the Class C Certificates (in respect of the Class C Interest), the Class C Distributable Amount; and

(ix) to the Class R and Class RX Certificates, any amounts remaining.

(f) On any Distribution Date, after all distributions have been made as described above under subsections (a) through (e), funds in the Supplemental Interest Trust with respect to the Swap Agreement and the Interest Rate Cap Agreement will be distributed in the following order of priority:

(i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment, other than a defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date, then to the Class M Certificates, sequentially in alphanumeric order, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date, and then to the Class B Certificates, sequentially in alphanumeric order, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date;

(iv) first, to the Class B2 Certificates, until their principal balance has been reduced to zero, and, second, to the Class B1 Certificates, until their principal balance has been reduced to zero, and, thereafter, to the Class A Certificates and Class M Certificates, in the same manner and order of priority as described under subsection (d) above, an amount equal to the amount needed to maintain the Overcollateralized Amount at the highest Overcollateralized Amount as of any preceding Distribution Date;

(v) to the Class M Certificates, sequentially in alphanumeric order, any previously unreimbursed Allocated Realized Loss Amount for any such Class;

(vi) to the Class B Certificates, sequentially in alphanumeric order, any previously unreimbursed Allocated Realized Loss Amount for any such Class;

(vii) to the Class A Certificates, concurrently in proportion to their respective Basis Risk Shortfall Carryforward Amounts after giving effect to distributions already made on such Distribution Date, any remaining Basis Risk Shortfall Carryforward Amounts;

(viii) to the Class M Certificates, sequentially in alphanumeric order, any remaining Basis Risk Shortfall Carryforward Amounts;

(ix) to the Class B Certificates, sequentially in alphanumeric order, any remaining Basis Risk Shortfall Carryforward Amounts;

(x) to the Swap Provider, any defaulted Swap Termination Payment, to the extent not already paid; and

(xi) to the Class C Certificates, any remaining amounts.

The aggregate amount distributed under clauses (iv), (v) and (vi) above on such Distribution Date, when added to the aggregate amount distributed under clauses (iv), (v) and (vi) above on all prior Distribution Dates, will not be permitted to exceed the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Prepayment Period).

(g) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges to be distributed as follows:

(i) first to the Class B2 Certificates, until their Certificate Principal Balance has been reduced to zero; then

(ii) to the Class B1 Certificates, until their Certificate Principal Balance has been reduced to zero; and

(iii) finally, to the Class P Certificates.

(h) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates and shall be made by wire-transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates, or otherwise by check mailed by first-class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificateholders that it represents. None of the Trustee, the Depositor, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(i) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Securities Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(j) Except as otherwise provided in Section 10.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than three days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i) the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering

Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

(k) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A, Class B or Class M Certificate be reduced more than once in respect of any particular amount both (A) allocated to such Certificate in respect of Realized Losses pursuant to Section 5.04 hereof and (B) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section from Net Monthly Excess Cashflow, and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (A) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 5.04 hereof and (B) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section.

SECTION 5.02 Statements to Certificateholders.

On each Distribution Date, the Securities Administrator (based on the information provided by the Master Servicer for such Distribution Date and information provided by the Supplemental Interest Trust Trustee or the Interest Rate Cap Provider and Swap Provider with respect to payments made pursuant to such agreements) shall make available to the Trustee, the Depositor, and each Holder of the Certificates, a statement as to the distributions made on such Distribution Date setting forth:

(a) the amount of the related distribution to Holders of each Class of Certificates allocable to principal;

(b) the amount of such distribution to Holders of each Class of Certificates allocable to interest;

(c) the amount of any funds paid and received under the Interest Rate Cap Agreement or the Swap Agreement;

(d) the Prepayment Interest Shortfall for any Class of Certificates;

(e) the Certificate Principal Balance of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

(f) the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(g) the Certificate Rate for each Class of Certificates for such Distribution Date;

(h) the amount of Advances included in the distribution on such Distribution Date;

(i) the amount of any Extra Principal Distribution Amount distributed;

(j) the amount of any Prepayment Charges distributed;

(k) the cumulative amount of Realized Losses to date, in the aggregate;

(l) the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each Certificate on any Distribution Date;

(m) the amount of any expenses reimbursed to the Trustee, the Master Servicer, the Securities Administrator or the Custodian;

(n) using the OTS methodology, the number and aggregate principal amounts of Mortgage Loans (i) delinquent (not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period) (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, and (ii) in foreclosure and delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans;

(o) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(p) whether a Trigger Event has occurred;

(q) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(r) to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans.

The Securities Administrator may make available, each month, to any interested party, the monthly statement to Holders of Certificates via the Securities Administrator’s Website located at www.ctslink.com. Assistance in using the Website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. The Subservicer shall make its monthly reports available, each month, on its Website located at http://www.regabpeopleschoice.com. Parties that are unable to use either Website are entitled to have a paper copy mailed to them via first-class mail by calling the Securities Administrator or the Subservicer, as applicable, and requesting a copy. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In the case of information furnished pursuant to subclauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Securities Administrator shall, upon request, furnish to each Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

On each Distribution Date, the Securities Administrator shall provide to Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP-level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

SECTION 5.03 [Reserved].

SECTION 5.04 Allocation of Realized Losses.

(a) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04(b) shall be allocated by the Securities Administrator on each Distribution Date in the following order:

(i) to Net Monthly Excess Cashflow;

(ii) to the Class C Certificates;

(iii) to the Class B2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the Class B1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the Class M10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the Class M9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the Class M8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xii) to the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xiii) to the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv) to the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(b) Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred, unless such allocation occurs during the first 15 days of a calendar month, in which case it will be allocated in the same month. Notwithstanding anything to the contrary herein, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (x) allocable to such Certificate in respect of Realized Losses and (y) payable as principal to the Holder of such Certificate from Net Monthly Excess Cashflow.

(c) If, because of Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Class M Certificates or Class B Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(d) All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

SECTION 5.05 REMIC Distributions and Allocation of Losses.

(a) On each Distribution Date, the Securities Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i) With respect to Loan Group 1:

(A) to Holders of REMIC I Regular Interest I and each of REMIC I Regular Interest I-1-A through I-59-B, pro rata, in an amount equal to (1) Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (2) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(B) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest I, then to REMIC I Regular Interests I-1-A through I-59-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Group 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests, and second, to the extent of the Group 1 Percentage of any Overcollateralization Release Amounts to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero, then to REMIC I Regular Interests I-1-A through I-59-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero; and

(C) to the Holders of REMIC I Regular Interest I-59-B, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period.

(ii) With respect to Loan Group 2:

(A) to Holders of REMIC I Regular Interest II and each of REMIC I Regular Interest II-1-A through II-59-B, pro rata, in an amount equal to (1) Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (2) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

(B) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest II, then to REMIC I Regular Interests II-1-A through II-59-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Group 2 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests, and second, to the extent of the Group 2 Percentage of any Overcollateralization Release Amounts to REMIC I Regular Interest II until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero, then to REMIC I Regular Interests I-1-A through I-59-B starting with the lowest numerical denomination until the Balance of each such REMIC I Regular Interest is reduced to zero.

(b) On each Distribution Date, the Securities Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i) to the Holders of REMIC II Regular Interest LT2IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1, REMIC II Regular Interest II-LTB2, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced and deferred when the REMIC II Overcollateralized Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II-Regular Interest II-LTB1 and REMIC II Regular Interest II-LTB2 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by such amount;

(ii) to the extent of the REMIC II Sub WAC Allocation Percentage of the Interest Funds remaining, to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, and REMIC II Regular Interest II-LTXX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of Interest Funds and Principal Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A) to REMIC II Regular Interest II-LTAA, 98.00% of such remainder, until the Uncertificated Balance of such Uncertificated REMIC II Regular Interest is reduced to zero provided, however, that REMIC II Regular Interest II-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest II-LTP, until $100 has been distributed pursuant to this clause;

(B) to REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular

Interest II-LTM10, REMIC II Regular Interest II-LTB1 and REMIC II Regular Interest II-LTB2, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero; then

(C) to REMIC II Regular Interest II-LTZZ, 1.00% of such remainder, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(D) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest);

(iv) on each Distribution Date, after making distributions of the Interest Funds and Principal Funds, the REMIC II Marker Allocation Percentage of any additional amounts paid to any Class of Certificates pursuant to Sections 5.01(e), 5.01(f) (in respect of payments related to Realized Losses) and 5.01(g) (in respect of Prepayment Charges) shall be deemed allocated as follows:

(A) 98.00% of any such amounts shall be deemed allocated to REMIC II Regular Interest II-LTAA;

(B) 1.00% of any such amounts shall be seemed allocated to the REMIC II Regular Interest that is the Corresponding Certificate;

(C) 1.00% of any such amounts shall be deemed to be allocated to REMIC II Regular Interest II-LTZZ; and

(D) the Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by such amount pursuant to (iv)(B) above.

(v) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of the Interest Funds and Principal Funds for such Distribution Date such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest II-II-LTXX.

On each Distribution Date, 100% of the amounts distributed on REMIC II Regular Interest II-LTIO shall be deemed distributed to REMIC III in respect of the Class SWAP-IO Interest. Such amounts shall be deemed distributed by REMIC III to the Supplemental Interest Trust for deposit into the Swap Account. Other amounts deemed distributed by REMIC II to REMIC III shall be deemed distributed with respect to REMIC III Regular Interests (other than the Class SWAP-IO Interest) so as to (i) pay the Uncertificated Accrued Interest on such REMIC III Regular Interests and (ii) reduce the Certificate Principal Balance of each such REMIC III Regular Interest to the extent necessary so that it equals the Certificate Principal Balance of the corresponding Class of Certificates. Any remaining amounts will be deemed distributed with respect to the Class R-III Interest.

(c) The Securities Administrator shall be deemed to cause the following allocation of interest losses:

(i) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered pursuant to this Agreement) and any Relief Act Interest Shortfalls in each case related to Loan Group 1 shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Group 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Group 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

(ii) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered pursuant to this Agreement) and any Relief Act Interest Shortfalls in each case related to Loan Group 2 shall be allocated first, to REMIC I Regular Interest II and to the REMIC I Group 2 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Group 2 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest;

(iii) The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC II Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LT1A1, REMIC II Regular Interest II-LT1A2, REMIC II Regular

Interest II-LT1A3, REMIC II Regular Interest II-LT1A4, REMIC II Regular Interest II-LT2A1, REMIC II Regular Interest II-LT2A2, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTB1 and REMIC II Regular Interest II-LTB2 REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest;

(iv) The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered pursuant to this Agreement) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP, and REMIC II Regular Interest II-II-LTXX, on a pro rata basis, based on, and to the extent of, one month’s interest at the then applicable respective REMIC III Remittance Rate on the respective Uncertificated Balances of each such REMIC II Regular Interest.

(v) The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered pursuant to this Agreement) and any Relief Act Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the REMIC III Regular Interests (other than the Class SWAP-IO Interest) pro rata based on, and to the extent of, the Uncertificated Accrued Interest for such REMIC III Regular Interest for such Distribution Date.

(d) The Securities Administrator shall be deemed to cause the following allocation of Realized Losses:

(i) All Realized Losses on the Group 1 Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-59-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii) All Realized Losses on the Group 2 Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest II until the

Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-59-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(iii) The REMIC Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to (i) REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTP and (ii) REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTB2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTB2 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTB1 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTB1 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero;seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero;eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero;ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; twelfth, to the Uncertificated II-LTM3 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; thirteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero; and fourteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC II Regular Interest II-LTM1 has been reduced to zero.

(iv) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation “GRP’ equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (ii) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest II-LTXX.

(v) All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the REMIC III Regular Interests such that the Certificate Principal Balance of each such REMIC III Regular Interest equals the Certificate Principal Balance of the corresponding Class of Certificates.

(e) On each Distribution Date after the Certificate Principal Balances of the Class B1 and Class B2 Certificates have been reduced to zero, all amounts representing Prepayment Charges payable to the Class P Certificates will be distributed from REMIC II to the Class P Interest and from REMIC III to REMIC V for payment to the holder of the Class P Certificate. Such amount shall not reduce the Certificate Principal Balance of the Class P Certificates.

(f) All distributions in respect of the Class C and Class P Certificates and the Class SWAP-IO Interest shall be treated as having been made first from REMIC III to the

Corresponding Certificate and then to the Class C and Class P Certificates (in respect of REMIC IV and REMIC V, respectively) and the Class SWAP-IO Interest (in respect of REMIC VI). Any remaining amounts from any of REMIC IV, REMIC V or REMIC VI shall be distributed to the Class R-X Certificates, respectively.

(g) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 5.05 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

SECTION 5.06 Supplemental Interest Trust.

(a) A separate trust is hereby established (the “Supplemental Interest Trust”), into which the Depositor shall deposit the Interest Rate Swap Agreement and Interest Rate Cap Agreement. The Supplemental Interest Trust shall be maintained by Wells Fargo Bank, N.A., which is hereby appointed Supplemental Interest Trust Trustee and hereby accepts such appointment. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain two separate, segregated trust accounts to be held in the Supplemental Interest Trust, one titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of PFRMS Certificates, Series 2006-1—Swap Account” and the other titled, “Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee, in trust for the registered holders of PFRMS Certificates, 2006-1-Cap Account.” Each account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b) On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds transferred from the Trust that were collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee, for distribution in accordance with Section 5.01. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of the Class SWAP-IO Interest to the extent of the amount distributable on the Class SWAP-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust for the benefit of the Swap Provider in respect of a Class Swap IO Distribution Amount (as defined below). Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the Holders of the Class A Certificates, Class B Certificates and Class M Certificates and shall be paid as set forth under Section 5.01(e)(vii).

(c) On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Cap Account any amounts received from the Cap Provider. The Cap Account shall be an “outside reserve fund” for federal income tax purposes, and shall not be an asset of any Trust REMIC.

(d) For federal income tax purposes, the Swap Account shall be owned by the majority Holder of the Class C Certificates. The Swap Account shall be an “outside reserve fund” for federal income tax purposes, and shall not be an asset of any Trust REMIC.

(e) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(f) With respect to the failure of the Swap Provider to perform any of its obligations under the Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Swap Agreement or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands, on behalf of the Trust, as are required under the Swap Agreement. The Supplemental Interest Trust Trustee shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Supplemental Interest Trust Trustee and the Depositor.

(g) With respect to the failure of the Interest Rate Cap Provider to perform any of its obligations under the Interest Rate Cap Agreement, the breach by the Interest Rate Cap Provider of any of its representations and warranties made pursuant to the Interest Rate Cap Agreement or the termination of the Interest Rate Cap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Cap Agreement. The Supplemental Interest Trust Trustee shall cause any replacement interest rate cap provider to provide a copy of the related replacement interest rate cap agreement to the Supplemental Interest Trust Trustee and the Depositor.

(h) The Supplemental Interest Trust Trustee shall treat the Holders of Certificates (other than the Class P, Class C and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class Swap IO Distribution Amount”). A Class Swap IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the REMIC III Net WAC Rate Cap, and a Class Swap IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay

Cap Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P and Class R Certificates) of a Class Swap IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the corresponding REMIC III Regular Interest and as having been paid by such Holders to the Supplemental Interest Trust Trustee pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of a REMIC III Regular Interest, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

SECTION 5.07 Tax Treatment of Swap Payments and Swap Termination Payments.

(a) For federal income tax purposes, each holder of a Class A, Class B or Class M Certificate is deemed to own an undivided beneficial ownership interest in a REMIC III Regular Interest and the right to receive payments from either the Cap Account or the Swap Account in respect of the Cap Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Supplemental Interest Trust Trustee will account for payments to each Class A, Class B and Class M Certificate as follows: each Class A, Class B and Class M Certificate will be treated as receiving their entire payment from the corresponding REMIC III Regular Interest (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in the Net Swap Payment), will be made by one or more of the REMIC regular interests issued by the resecuritization REMIC subsequent to such REMIC regular interest receiving its full payment from any such Class A, Class B or Class M Certificate. Resecuritization of any Class A, Class B or Class M Certificate in a REMIC will be permissible only if the Supplemental Interest Trust Trustee hereunder is the trustee in such resecuritization.

(b) The REMIC III Regular Interest corresponding to a Class A, Class M or Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that the maximum interest rate payable on that REMIC III Regular Interest will equal the “Class Interest Rate” designated in the Preliminary Statement. As a result of the foregoing, the amount of distributions and taxable income on the REMIC III Regular Interest corresponding to a Class A or Class M or Class B Certificate may exceed the actual amount of distributions on the Class A, Class M or Class B Certificate.

SECTION 5.08 Special Derivative Contracts.

(a) At the direction of the Seller, the Trustee (or Supplemental Interest Trust Trustee) shall, on behalf of the Trust Fund, enter into Special Derivative Contracts for the benefit of the Class C Certificates. Any acquisition of a Special Derivative Contract shall be accompanied by (i) an appropriate amendment to this Agreement, (ii) an Opinion of Counsel that such Special Derivative Contract will not affect the status of any Trust REMICs and (iii) the consent of each Holder of a Class C Certificate to the acquisition of such Special Derivative Contract.

(b) All collections, proceeds and other amounts in respect of the Special Derivative Contracts payable by the Special Derivative Counterparty shall be distributed to the Class C Certificates on the Distribution Date following receipt thereof by the Securities Administrator on behalf of the Trustee (or Supplemental Interest Trust Trustee).

(c) Any Special Derivative Contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund, (ii) contain a non-petition covenant provision from the Special Derivative Counterparty, (iii) limit payment dates thereunder to Distribution Dates and (iv) contain a provision limiting any cash payments due to the Special Derivative Counterparty on any day under such Special Derivative Contract solely to funds available therefor in the Distribution Account available to make payments to the Holders of the Class C Certificates on such Distribution Date.

(d) Each Special Derivative Contract must (i) provide for the direct payment of any amounts by the Special Derivative Counterparty thereunder to the Distribution Account at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund’s rights (but none of its obligations) under such Special Derivative Contract to the Trustee (or Supplemental Interest Trust Trustee) on behalf the Class C Certificateholders and shall include an express consent to the Special Derivative Counterparty to such assignment, (iii) provide that, in the event of the occurrence of an Event of Default, such Special Derivative Contract shall terminate upon the direction of a 50.01% or greater Percentage Interest of the Class C Certificates and (iv) prohibit the Special Derivative Counterparty from “setting-off’ or “netting” other obligations of the Trust Fund and its Affiliates against such Special Derivative Counterparty’s payment obligations thereunder.

SECTION 5.09 Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator or the Trustee reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event that the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01 The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Fund.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-6. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A, Class B and Class M Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

(c) [Reserved.]

(d) The Trustee, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificate Holders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $100,000. None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

In addition, after the occurrence of an Event of Default, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Securities Administrator of instruction from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance or Notional Amount, as applicable, being exchanged, the Depository Participant account to be debited with the decrease, the registered Holder of and delivery instructions for the Definitive Certificates and any other information reasonably required by the Securities Administrator), (I) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Definitive Certificates, (II) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in such Class of Certificates and (III) the Securities Administrator shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates by the amount of the Definitive Certificates.

SECTION 6.02 Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 9.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Class B2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class B2 Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor or by the initial purchaser from the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-2; and (iii) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Class C Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class C Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (a) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (b) if such transfer is purportedly being made in reliance upon Rule 50l(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-2 and (c) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (a) such Plan is an “accredited investor” within the meaning of the Underwriters’ Exemption and (b) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).

For so long as the Swap Agreement is an asset of the Supplemental Interest Trust, each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate or interest therein, that either (i) it is not a Plan or other person using the assets of a Plan or (ii) (A) it is an “accredited investor” within the meaning of the Underwriters’ Exemption and (B) the acquisition and holding of such Offered Certificate and the separate right to receive payments via the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated in the preceding paragraph.

An ERISA-Restricted Certificate (other than a Class P, Class C or Class R Certificate, which are provided for below) will not be registered by the Securities Administrator unless:

(i) the Securities Administrator receives a representation, acceptable to and in form and substance satisfactory to it, from the transferee, to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(ii) the Securities Administrator receives a representation, acceptable to and in form and substance satisfactory to it, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Certificate are covered under Section I and III of PTCE 95-60.

Each beneficial owner of an ERISA-Restricted Certificate or any interest therein shall, by virtue of its acquisition or holding of the ERISA-Restricted Certificate or interest therein, be deemed to have made the representations required by the preceding paragraphs (i) or (ii).

If any Certificate or interest therein is acquired or held in violation of the conditions and restrictions described in this Section 6.02(c), the transfer to the purported beneficial owner shall be null and void and the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Certificate or interest therein was effected in violation of the conditions and restrictions described in this Section 6.02(c) shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of such acquisition or holding.

(d) No transfer of a Class C or Class P Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan

Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator and the Trustee may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

(e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest Holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest Holder.”

(ii) The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02 (d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-l(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person that is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v) The provisions of this Section 6.02(e) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B) an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(f) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(g) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

(h) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

SECTION 6.03 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (b) there is delivered to Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION	6.04 Persons Deemed Owners.

The Depositor, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05 Certain Available Information.

On or prior to the date of the first sale of any Class B2, Class C, Class P or Residual Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 13.05 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (a) in the case of a Holder or prospective transferee of a Class B2, Class C, Class P or Residual Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (b) in all cases, (i) this Agreement and any amendments hereof entered into pursuant to Section 13.01, (ii) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 5.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (iii) any copies of all Officers’ Certificates of the Servicer since the Closing Date delivered to the Master Servicer to evidence such Person’s determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

ARTICLE VII

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 7.01 Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

SECTION 7.02 Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor of the Master Servicer shall meet the eligibility requirements set forth in Section 7.05.

SECTION 7.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

None of the Depositor, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Securities Administrator or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), the Certificates or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Securities Administrator or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator and the Master Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III and Article IV, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account. Nothing in this Section 7.03 shall affect the Master Servicer’s obligation to supervise, monitor and oversee the servicing and administration of the Mortgage Loans pursuant to Section 3.02 and Section 3.04.

Notwithstanding anything to the contrary contained herein, the Master Servicer shall not be liable for any action or inaction of the Servicer, except to the extent expressly provided herein.

SECTION 7.04 Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

SECTION 7.05 Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (a) the purchaser or transferee that accepts in writing such assignment and delegation and assumes the obligations of the Master Servicer hereunder (i) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (b) below); (ii) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (iii) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (b) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer, and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (c) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and that such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

SECTION 7.06 Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, reasonable access to all records maintained by the Master Servicer in respect of its rights and obligations related to the master servicing of the Mortgage Loans hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, unless publicly filed with the Securities and Exchange Commission, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements, and, upon reasonable request from the Depositor or the Trustee, such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent the Depositor and Trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (a) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (b) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund and, in any case, the Depositor or the Trustee, (c) for disclosure of any and all information that is or becomes publicly known or information obtained by the Trustee from sources other than the Depositor or the Master Servicer, (d) for disclosure as required pursuant to this Agreement or (e) for disclosure of any and all information (i) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the Master Servicer or (ii) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed and uses its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT

SECTION 8.01 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(c) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(d) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

If an Event of Default shall occur, then, in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and, at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to receipt of such notice) to provide the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume the Master Servicer’s functions under this Agreement and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee, assigned to and working in the Trustee’s Corporate Trust Office, has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

SECTION 8.02 Trustee to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03 and the obligation to deposit amounts in respect of losses) by the terms and provisions hereof, including, without limitation, the Master Servicer’s obligations to make P&I Advances pursuant to Section 5.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 5.03; and provided further that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, that (i) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 120 days) before the actual master servicing functions can be fully transferred to the Trustee or any successor master servicer appointed in accordance with the following provisions and (ii) any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing compensation and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint or petition a court of competent jurisdiction to appoint a Person that satisfies the eligibility criteria set forth below as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Master Servicer shall have received a notice of termination pursuant to Section 8.01, the Master Servicer or its designee may appoint a successor Master Servicer that satisfies the eligibility criteria of a successor Master Servicer set forth below, which appointment shall be subject to the consent of the Depositor, the Seller and the Trustee, which consent shall not be unreasonably withheld or delayed; provided that such successor Master Servicer agrees to fully effect the master servicing transfer within 120 days following the termination of the Master Servicer and to make all P&I Advances that would otherwise be made by the Trustee under Section 8.01 as of the date of such appointment, and to reimburse the Master Servicer for any unreimbursed P&I Advances it has made and any reimbursable expenses that it may have incurred in connection with this Section 8.02. Any proceeds received in connection with the appointment of such successor Master Servicer shall be the property of the Master Servicer or its designee. This 30-day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Master Servicer was terminated because of an Event of Default described in Section 8.01(a) for failing to make a required P&I Advance and (B) the Master Servicer shall have failed to make (or cause to be made) such P&I Advance or shall fail to reimburse (or cause to be reimbursed) the Trustee for a P&I Advance made by the Trustee by the close of business on such second Business Day, or (ii) at the close of business on the second Business Day following the date (if any) during such 30-day period on which a P&I Advance is due to be made, if the Master Servicer shall have failed to make (or caused to be made) such P&I Advance or the Master Servicer shall have failed to reimburse (or cause to be reimbursed) the Trustee for such P&I Advance by the close of business on such second Business Day.

Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any compensation payable to the Master Servicer or for any differential in the amount of the Master Servicer’s compensation paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

Any successor Master Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Master Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Master Servicer (other than liabilities of the Master Servicer hereunder incurred prior to termination of the Master Servicer under Section 8.01(a) herein) under this Agreement as if originally named as a party to this Agreement.

(b) (i) All reasonable out-of-pocket or third-party servicing-transfer costs (including, without limitation, servicing-transfer costs of the type described in Section 8.02(a) and incurred by the Trustee and the successor Master Servicer under paragraph (b)(ii) below) shall be paid by the terminated Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Master Servicer, as applicable, defaults in its obligation to pay such costs, the successor Master Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

(ii) For the avoidance of doubt, no appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer, as such, hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a Successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

SECTION 8.03 Notification to Certificateholders.

(a) Upon any termination of the Master Servicer pursuant to Section 8.01 or any appointment of a successor to the Master Servicer pursuant to Section 8.02, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute an Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

SECTION 8.04 Waiver of Event of Default.

The Holders representing at least 66 2/3% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder may waive such default or Event of Default. Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 9.01 Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice thereof to the Certificateholders.

The Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (x) is delivered to the Trustee at its Corporate Trust Office and (y) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice that it may receive or that may be alleged to have been delivered to it or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (y) of the preceding sentence.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(a) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default that may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(b) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(c) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

SECTION 9.02 Certain Matters Affecting Trustee and Securities Administrator.

(a)	Except as otherwise provided in Section 9.01:

(1) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) The Trustee and the Securities Administrator may consult with counsel of its selection, and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(3) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs;

(4) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(5) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense or liability from such Certificateholders as a condition to taking any such action;

(6) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7) The Trustee shall not be liable for any loss resulting from the investment of funds held in the Basis Risk Shortfall Reserve Account or for any loss resulting from the redemption or sale of any such investment as therein authorized;

(8) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is, in fact, such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Certificates and this Agreement;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(10) Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator may require prior to such action that it be provided by the Depositor with reasonable further instructions

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c) The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Interest Rate Cap Agreement on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Interest Rate Cap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Supplemental Interest Trust Trustee under the Interest Rate Cap Agreement at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Interest Rate Cap Agreement, the Supplemental Interest Trust Trustee shall not be required to make any payments to the Interest Rate Cap Provider.

(d) The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Interest Rate Swap Agreement on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Interest Rate Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement at closing shall be paid by the Depositor.

(e) None of the Securities Administrator, the Master Servicer, the Seller, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

SECTION 9.03 Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness thereof. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12) or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Distribution Account by the Master Servicer, other than, with respect to the Securities Administrator, any funds held by or on behalf of the Trustee in accordance with Section 4.04 hereof.

SECTION 9.04 Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

SECTION 9.05 Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, other than any loss, liability or expense (a) for which the Trustee is indemnified by the Master Servicer, (b) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to Section 11.01(c) or (g) hereof any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. In addition, the Trustee shall not have any obligation to incur additional Extraordinary Trust Fund Expenses in excess of $150,000 per calendar year, unless it has received security or indemnity reasonably satisfactory to it for such additional Extraordinary Trust Fund Expenses. The Trustee shall be held harmless and shall not be liable for any consequences to the Certificateholders resulting from any failure of the Trustee to incur any Extraordinary Trust Fund Expenses for which it is not assured reimbursement.

The Seller agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of or in connection with the provisions set forth in the last paragraph of Section 2.01, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

SECTION 9.06 Eligibility Requirements for Trustee and Securities Administrator.

(a) The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or be a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 9.06, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

(b) Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least ‘A/F1’ by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor’s or Moody’s. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 9.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 9.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

SECTION 9.07 Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or to the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their duly authorized attorneys-in-fact, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

SECTION 9.08 Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon, the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective, and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements, to the extent held by it hereunder, as well as all moneys held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless, at the time of such acceptance, such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.08 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09 Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

SECTION 9.11 Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, and presented for final distribution at such Corporate Trust Office of the Securities Administrator.

SECTION 9.12 Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

(a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(b) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(c) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(f) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE X

TERMINATION

SECTION 10.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a) Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and the Securities Administrator to make payments in respect of the REMIC I Regular Interests, REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion plus (ii) any amounts due the Master Servicer in respect of unpaid compensation owed to the Master Servicer, outstanding P&I Advances and Servicing Advances and any other amounts due to the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Master Servicer under this Agreement and the Servicing Agreement.

(b) At its option, on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, and REO Properties, remaining in the Trust has been reduced to 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Subservicer may purchase all the Mortgage Loans and REO Properties. However, if PCHLI is no longer subservicing the Mortgage Loans, the majority Holder of the Class R Certificates may direct the Servicer to purchase all the Mortgage Loans and REO Properties, and thereby effect the early retirement of the Certificates (the party exercising such right, the “Terminator”). If the Subservicer or the majority Holder of the Class R Certificates, as the case may be, does not exercise its option to purchase, or direct the purchase of, the Mortgage Loans within 90 days of the first possible optional termination date, then the Servicer then servicing or subservicing the Mortgage Loans may purchase all the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the Trust, and thereby effect early retirement of the Certificates.

(c) Notice of the liquidation of the regular interests of each REMIC Certificate shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the Regular Interests of each REMIC will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Regular Interests of each REMIC from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Master Servicer, the Trustee and the Custodian from such funds deposited in the Distribution Account any amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee and the Custodian from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

(d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 5.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

SECTION 10.02 Additional Termination Requirements.

(a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(1) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(2) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(3) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 10.02.

(c) By their acceptance of Certificates, the Holders thereof hereby appoint the Securities Administrator as their attorney-in-fact to adopt such a plan of liquidation and to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE XI

REMIC PROVISIONS

SECTION 11.01 REMIC Administration.

(a) The Securities Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Trustee shall not permit the creation of any “interests” in each Trust REMIC (created herein within the meaning of Section 860G of the Code) other than the REMIC Regular Interests and the interests represented by the Certificates.

(b) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each Trust REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

(e) The Securities Administrator shall perform on behalf of each Trust REMIC and each other legal entity formed under this Agreement, as necessary, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

(f) To the extent in the control of the Trustee, the Securities Administrator, the Master Servicer, the Servicer the Subservicer, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to the them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Securities Administrator shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.03, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.03, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article IV or under this Article XI, or (iv) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(i) Following the Startup Day, neither the Securities Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Trustee, the Securities Administrator, the Master Servicer, the Servicer, nor the Subservicer shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the Holders of Regular Interests in each REMIC as required by IRS Form 8811.

SECTION 11.02 Prohibited Transactions and Activities.

None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, the Servicer or the Subservicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (a) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (b) the bankruptcy of REMIC I, (c) the termination of REMIC I pursuant to Article X of this Agreement, (d) a substitution pursuant to Article II of this Agreement or (e) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (i) affect adversely the status of any Trust REMIC as a REMIC or (ii) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 11.03 Indemnification.

(a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Master Servicer or the Securities Administrator including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Securities Administrator as a result of the Trustee’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

(b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article IV in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

ARTICLE XII

EXCHANGE ACT REPORTING

SECTION 12.01 Reporting on Form 10-D.

(a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related monthly statement to Certificateholders required under Section 5.02 hereof (hereinafter, the “Monthly Statement”) attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported, by the parties specified on Exhibit F, to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit F hereto, within five calendar days after the related Distribution Date, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit F of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(c) After preparing the Form 10-D, the Securities Administrator shall electronically forward a copy of the Form 10-D to the Depositor if Form 10-D includes any Additional Form 10-D Disclosure. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be accomplished electronically) of any changes to or its approval of such Form 10-D. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time, or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04(b). Promptly—but no later than one Business Day—after filing with the Commission, the Securities Administrator shall make available, on its Internet website, a final, executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement hereby acknowledges that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 12.01, related to the timely preparation, execution and filing of Form 10-D, is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.01. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.01 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto that is needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(d) Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administration in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 12.02 Reporting on Form 10-K.

(a) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in 2007, the Securities Administrator shall prepare and file, on behalf of the Trust Fund, a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent that such items have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Servicing Agreements and the Custodial Agreement, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with each Custodian, each, a “Reporting Servicer”) as described under Section 12.05 and in such other agreements, (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 12.06 and in such other agreements, and (B) if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 12.07 or in such other agreement, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 12.08 (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported to the Depositor and the Securities Administrator by the parties specified on Exhibit G and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit G hereto, no later than March 1st (with a ten calendar-day cure period) of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit G of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(c) After preparing the Form 10-K, the Securities Administrator shall, upon request, electronically forward a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or its approval of such Form 10-K. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time, or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04(b). Promptly--but no later than one Business Day--after filing with the Commission, the Securities Administrator shall make available, on its Internet website, a final, executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.02, related to the timely preparation, execution and filing of Form 10-K, is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 12.02 and Sections 12.05, 12.06, 12.07 and 12.08.

The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.02 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicer, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 12.03 Reporting on Form 8-K.

(a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties specified on Exhibit H to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(b) As set forth on Exhibit H hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit H of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(c) After preparing the Form 8-K, the Securities Administrator shall, upon request, electronically forward a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be accomplished electronically) of any changes to or its approval of such Form 8-K. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.04(b). Promptly--but no later than one Business Day--after filing with the Commission, the Securities Administrator will make available, on its Internet website, a final, executed copy of each Form 8-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 12.03, related to the timely preparation, execution and filing of Form 8-K, is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.03. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.03 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicer, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto that is needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 12.04 De-Listing; Amendments and Late Filing.

(a) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting with respect to the Trust under the Exchange Act.

(b) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K that is required by this Agreement to be filed because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly electronically notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required

Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator shall electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15 or 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.04, related to the timely preparation, execution and filing of Form 15 and 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 12.04. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15 or 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15 or 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 12.05 Annual Statement of Compliance.

(a) The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement or such other applicable agreement, in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b) The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 12.05.

(c) In the event that the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement or any applicable agreement, in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 12.05 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

SECTION 12.06 Annual Assessment of Compliance.

(a) By March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor a report on an assessment of compliance with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 12.02, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also, at such time, include the assessment and attestation pursuant to Section 12.07 of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review the same and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and, taken individually, address the Relevant Servicing Criteria for each party as specified on Exhibit G and on any similar exhibit set forth in the Servicing Agreement with respect to each Servicer and notify the Depositor of any exceptions.

(d) The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicer with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 12.06.

(e) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 12.06, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

SECTION 12.07 Annual Attestation Report.

(a) By March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator or other Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects or that it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted-use language.

(b) Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 12.06 is coupled with an attestation meeting the requirements of this Section 12.07 and notify the Depositor of any exceptions.

(c) The Master Servicer shall include each such attestation furnished to it by the Servicer with its own attestation to be submitted to the Securities Administrator pursuant to this Section 12.07.

(d) In the event that the Master Servicer, the Securities Administrator, the Servicer, the Subservicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or the Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 12.07, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

SECTION 12.08 Annual Sarbanes-Oxley Certification.

(a) Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer and the Securities Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1st (with a ten calendar-day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit J, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust Fund. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380.

(b) In the event that any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 12.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person, and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this Section 12.08 or the Servicing Agreement.

SECTION 12.09 Notices under this Article XII.

Any notice or notification required, pursuant to this Article XII, to be delivered by the Securities Administrator to the Depositor may be delivered as specified in Section 13.05 hereof or by facsimile at (949) 341 2220, e-mail (bplantiko@pchl.com) or telephonically at (949) 341-2000.

SECTION 12.10 Additional Information.

Each of the parties hereto agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 12.11 Intention of the Parties and Interpretation.

Each of the parties hereto acknowledges and agrees that the purpose of this Article XII is to facilitate compliance by the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB. Therefore, each such party agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Master Servicer, the Securities Administrator or the Depositor for delivery of additional or different information as the Master Servicer, the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 12.12 Indemnification.

Each of the Depositor, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under Article XII hereunder, including, particularly, its obligations to provide any assessment of compliance, attestation report, compliance statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in any compliance statement, assessment of compliance or attestation report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or, in the case of the Master Servicer, Securities Administrator and the Depositor, any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure provided by the Master Servicer, the Securities Administrator or the Depositor, respectively), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.01 Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Subservicer, the Seller, the Securities Administrator and the Trustee, but without the consent of any of the Certificateholders, (a) to cure any ambiguity or defect, (b) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (c) to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Subservicer, the Seller, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (a), without the consent of the Holders of Certificates of such Class evidencing at least 66 2/3% of the Voting Rights allocated to such Class, or (c) modify the consents required by the immediately preceding clauses (a) and (b) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 5.06 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of

Counsel to the effect that such amendment is permitted hereunder and will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that such amendment is authorized or permitted by this Agreement.

To the extent that any amendment hereto shall materially adversely affect the interests of the Swap Provider or the Interest Rate Cap Provider, such party must consent to such amendment prior to the effectiveness thereof.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 13.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section 13.01 that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 13.02 Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel (which shall not be an expense of the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 13.03 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 13.04 Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof (other than New York General Obligations Law §5-1401).

SECTION 13.05 Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if sent by facsimile, receipt confirmed, if personally delivered at or mailed by first-class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: People’s Financial Realty Mortgage Securities Corp., 2006-1 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Master Servicer, the Securities Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 13.06 Severability of Provisions.

If Any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 13.07 Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer has actual knowledge:

(a) Any material change or amendment to this Agreement;

(b) The occurrence of any Event of Default that has not been cured or waived;

(c) The resignation or termination of the Servicer under the Servicing Agreement, or the Master Servicer or the Trustee under this Agreement;

(d) The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(e) The final payment to the Holders of any Class of Certificates;

(f) Any change in the location of the Distribution Account; and

(g) Any event that would result in the inability of the Trustee as successor Servicer to make advances regarding delinquent Mortgage Loans.

In addition, the Securities Administrator shall promptly make available to each Rating Agency copies of each report to Certificateholders described in Section 5.02.

Any such notice pursuant to this Section 13.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first-class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, to Fitch Ratings, 1 State Street Plaza, New York, New York 10004 and to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 13.08 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 13.09 Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (ii) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the Holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (iii) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Mortgage Loans and all other property described in clause (ii) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (iii) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

SECTION 13.10 Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

SECTION 13.11 Third-Party Beneficiaries.

The Swap Provider and the Interest Rate Cap Provider shall each be deemed third-party beneficiaries under this Agreement to the same extent as if each was a party hereto, and each shall have the right to enforce the obligations of the parties hereto or of the Trust in respect of any provision hereto that is intended to benefit the Swap Provider or the Interest Rate Cap Provider, as the case may be, which obligations include but are not limited to the obligation of the Securities Administrator (a) to pay to the Swap Provider, pursuant to the priorities provided in Section 5.01, any Net Swap Payment and any Swap Termination Payment required pursuant to the Swap Agreement, and (b) to establish and maintain the “outside reserve fund,” to make such deposits thereto, [investments therein] and payments therefrom as are required pursuant to Section 4.02. For the protection and enforcement of the provisions of this Section the Swap Provider and the Interest Rate Cap Provider shall be entitled to such relief as can be given either at law or in equity.

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Subservicer, the Seller, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.,
as Depositor

By:	/s/ Brad Plantiko
Name:	Brad Plantiko
Title:	Treasurer, CFO and CAO

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:	/s/ Elena Zheng
Name:	Elena Zheng
Title:	Assistant Vice President

WELLS FARGO BANK, N.A. as Master Servicer and Securities Administrator

By:	/s/ Peter A. Gobell
Name:	Peter A. Gobell
Title:	Vice President

EMC MORTGAGE CORPORATION as Servicer

By:	/s/ Sue Stepanek
Name:	Sue Stepanek
Title:	Executive Vice President

PEOPLE’S CHOICE HOME LOAN, INC. as Seller and Subservicer

By:	/s/ Brad Plantiko
Name:	Brad Plantiko
Title:	Executive Vice President

By:	/s/ Irwin Gubman
Name:	Irwin Gubman
Title:	Secretary and General Counsel

185

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Brad Plantiko, known to me to be a Treasurer, CFO and CAO of People’s Choice Home Loan Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Maryanne D’Amico
Notary Public

[Notarial Seal]	My commission expires 8-13-2008

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Elena Zheng, known to me to be an Assistant Vice President of HSBC Bank USA, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Ecliff C. Jackman
Notary Public

[Notarial Seal]	My commission expires 6/28/2008

STATE OF MARYLAND	)
) ss.:
COUNTY OF HOWARD	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Peter A. Gobell, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Darron C. Woodus
Notary Public

[Notarial Seal]	My commission expires 12-6-2008

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Sue Stepanek, known to me to be an Executive Vice President of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Alfie D/ Kearney
Notary Public
[Notarial Seal]	My commission expires 12-14-2009

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Brad Plantiko, known to me to be an Executive Vice President of People’s Choice Home Loan, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Maryanne D’Amico
Notary Public

[Notarial Seal]	My commission expires 8-13-2008

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the 9th day of August, 2006, before me, a notary public in and for said State, personally appeared Irwin Gubman, known to me to be a Secretary and General Counsel of People’s Choice Home Loan, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Maryanne D’Amico
Notary Public

[Notarial Seal]	My commission expires 8-13-2008

EXHIBIT A-1

FORM OF CLASS [    ]A[    ] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, EACH BENEFICIAL OWNER OF A CLASS [        ] A [        ] CERTIFICATE OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF SUCH CERTIFICATE, OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING DIRECTLY OR INDIRECTLY ON BEHALF OF ANY SUCH PLAN NOR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) (A) IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN THE UNDERWRITER’S EXEMPTION AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION EXEMPTION 84-14, 90-1, 91-38, 95-60 OR 96-23.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

A-1-2

Series 2006-1, Class [ ]A[ ]	Aggregate Certificate Principal Balance of the Class [ ]A[ ] Certificates as of the Issue Date:
Pass-Through Rate: Variable	$

Cut-off Date: July 1, 2006	Denomination: $
Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: August 25, 2006	Trustee: HSBC Bank USA, National Association
No. [ ]	Issue Date: August [ ], 2006
CUSIP: [ ]

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that                  is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [    ]A[    ] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [    ]A[    ] Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”) among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-1-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [    ]A[    ] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [    ] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class [    ]A[    ] Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum equal to the least of (i) One-Month LIBOR plus [    ]%, in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [    ]%, in the case of any Distribution Date thereafter, (ii) the applicable Net WAC Cap for such Distribution Date and (iii) the applicable Net Maximum Mortgage Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-1-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last

A-1-5

Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-1-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [    ]A[    ] Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	_________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to     % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                                                                                                                                                      .

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to

____________________________________________________________________________________________.

for the account of ______________________________,  account number _____________________________________________,  or if mailed by check, to _________________________________________________________________________.  Applicable statements should be mailed to ______________________________________________________________________________. This information is provided by ________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-2

FORM OF CLASS [M    ] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, [AND] [THE CLASS M1 CERTIFICATES], [AND] [THE CLASS M2 CERTIFICATES], [AND] [THE CLASS M3 CERTIFICATES], [AND] [THE CLASS M4 CERTIFICATES], [AND] [THE CLASS M5 CERTIFICATES], [AND] [THE CLASS M6 CERTIFICATES], [AND] [THE CLASS M7 CERTIFICATES] [AND] [THE CLASS M8 CERTIFICATES] [AND] [THE CLASS M9 CERTIFICATES], TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, EACH BENEFICIAL OWNER OF A CLASS M[    ] CERTIFICATE OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF SUCH CERTIFICATE, OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING DIRECTLY OR INDIRECTLY ON BEHALF OF ANY SUCH PLAN NOR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) (A) IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN THE UNDERWRITER’S EXEMPTION AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION EXEMPTION 84-14, 90-1, 91-38, 95-60 OR 96-23.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

A-2-2

Series 2006-1, Class [M ]	Aggregate Certificate Principal Balance of the Class [M ] Certificates as of the Issue Date:

Pass-Through Rate: Variable	$[ ]

Cut-off Date: July 1, 2006	Denomination: $[ ]
Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: August 25, 2006	Trustee: HSBC Bank USA, National Association
No. [ ]	Issue Date: August [ ], 2006
CUSIP: [ ]

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that                      is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [M    ] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [M    ] Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”), among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-2-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [M    ] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [M    ] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class [M    ] Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) One-Month LIBOR plus [            ]%, in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [            ]%, in the case of any Distribution Date thereafter, (ii) the applicable Net WAC Cap for such Distribution Date and (iii) the applicable Net Maximum Mortgage Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-2-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Service the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Any transferee of this certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

A-2-5

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-2-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [M    ] Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to     % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________________________________.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to                                                                                                                                                                                                                                                                         for the account of _________________, account number _____________________, or, if mailed by check, to                                      _________________________________________________________________________. Applicable statements should be mailed to ______________________________________________________________________________. This information is provided by ________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-3A

FORM OF CLASS B1 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

FOR SO LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE, EACH BENEFICIAL OWNER OF A CLASS B1 CERTIFICATE OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF SUCH CERTIFICATE, OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON DIRECTLY OR INDIRECTLY ON BEHALF OF ANY SUCH PLAN NOR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) (A) IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN THE UNDERWRITER’S EXEMPTION AND (B) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE AND THE SEPARATE RIGHT TO RECEIVE PAYMENTS FROM THE SUPPLEMENTAL INTEREST TRUST ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PROHIBITED TRANSACTION EXEMPTION 84-14, 90-1, 91-38, 95-60 OR 96-23.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

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Series 2006-1, Class B1	Aggregate Certificate Principal Balance of the Class B1 Certificates as of the Issue Date:

Pass-Through Rate: Variable	$[ ]

Cut-off Date: July 1, 2006	Denomination: $[ ]

Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: [ , 20 ] No. [ ]	Trustee: HSBC Bank USA, National Association Issue Date: August [ ], 2006

CUSIP: [ ]

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B1 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”) among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

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Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B1 Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum equal to the least of (i) One-Month LIBOR plus [    ]%, in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [    ]%, in the case of any Distribution Date thereafter, (ii) the applicable Net WAC Cap for such Distribution Date and (iii) the applicable Net Maximum Mortgage Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

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The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Any transferee of this certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last

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Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B1 Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to
Minors Act
JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	_________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________________________________________________________________________________________

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to     % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                                                                                                     .

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to

____________________________________________________________________________________________

for the account of ______________________________, account number _____________________________________________, or, if mailed by check, to _________________________________________________________________________. Applicable statements should be mailed to ______________________________________________________________________________. This information is provided by ________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-3B

FORM OF CLASS B2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

UNDER CURRENT LAW, THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A “PLAN”), MAY RESULT IN “PROHIBITED TRANSACTIONS” WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) SUCH TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN (OR PERSON ACTING ON BEHALF OF OR WITH ASSETS OF A PLAN) OR (B) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”), 60 FED. REG. 35925 (JULY 12, 1995)), AND THE PURCHASE AND HOLDING OF THE PRIVATELY OFFERED CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM

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THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

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Series 2006-1, Class B2	Aggregate Certificate Principal Balance of the Class B2 Certificates as of the Issue Date:

Pass-Through Rate: [ ]%	$[ ]

Cut-off Date: July 1, 2006	Denomination: $[ ]

Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: [ , 20 ] No. [ ]	Trustee: HSBC Bank USA, National Association Issue Date: August [ ], 2006

CUSIP: [ ]

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B2 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”) among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

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Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B2 Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum equal to the least of (i) One-Month LIBOR plus 1.90%, in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 1.90%, in the case of any Distribution Date thereafter, (ii) the applicable Net WAC Cap for such Distribution Date and (iii) the applicable Net Maximum Mortgage Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

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The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

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The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Any transferee of this certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-3-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B2 Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	_____________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to             % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                                                                                                                                                      .

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to

for the account of                                               , account number                                                           , or, if mailed by check, to

                                                                                                                                                                                                                         .

Applicable statements should be mailed to

                                                                                                                                                                                                                         .

This information is provided by                                                                                                                                                                ,

the assignee named above, or                                                                                   , as its agent.

EXHIBIT A-4

FORM OF CLASS C CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2006-1, Class C	Aggregate Certificate Principal Balance of the Class C Certificates as of the Issue Date:

Pass-Through Rate:	$[ ]

Cut-off Date: [ , 20 ]	Denomination: $[ ]

Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006	Trustee: HSBC Bank USA, National Association

No. [ ]

Aggregate Notional Amount of the Class C Certificates as of the Issue Date:	Issue Date: August [ ], 2006

$ [ ]

Notional Amount: $[ ]

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that                      is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class C Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as the Cut-off Date (the “Agreement”), among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the

A-4-2

“Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class C Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class C Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class C Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the

A-4-3

Holders of Certificates entitled to at least 66  2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As

A-4-4

provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-4-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A. as Securities Administrator

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-	as tenants by the entireties	_____________ (State)	(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to     % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: _____________________.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to                                                                                                                                                                                                                                                                         for the account of _________________, account number _____________________, or, if mailed by check, to                                          _________________________________________________________________________. Applicable statements should be mailed to ______________________________________________________________________________. This information is provided by ________________________________________, the assignee named above, or _______________________________________, as its agent.

EXHIBIT A-5

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW AS THE DENOMINATION OF THIS CERTIFICATE.

Series 2006-1, Class P	Aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date:
$100.00

Cut-off Date: July 1, 2006	Denomination: $100.00

First Distribution Date: August 25, 2006	Master Servicer: Wells Fargo Bank, N.A.
No. [ ]	Trustee: HSBC Bank USA, National Association

Issue Date: August [ ], 2006

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that                      is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”), among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-5-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange

A-5-3

herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1 and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No

A-5-4

service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-5-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	__________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to          % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:                                                                                .

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to

for the account of                                                                                            account number                                                                , or,

if mailed by check, to                                                                                                                                                                                     .

Applicable statements should be mailed to                                                                                                                                                   .

                                                                                                                                                                                                                         .

This information is provided by                                                                                                                                                                    ,

the assignee named above, or                                                                                                                                                    , as its agent.

EXHIBIT A-6

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON· UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE “RESIDUAL INTEREST” IN EACH “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS A PERMITTED TRANSFEREE AS DESCRIBED IN THE AGREEMENT AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY

TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 6.02(d) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2006-1, Class R	Aggregate Percentage Interest of the Class R Certificates as of the Issue Date: 100.00%

Cut-Off Date: July 1, 2006	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006	Trustee: HSBC Bank USA, National Association
No. [ ]	Issue Date: August [ ], 2006

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2006-1

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the “Mortgage Loans”) formed and sold by

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that                      is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Agreement”), among People’s Choice Home Loan Securities Corp., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”), EMC Mortgage Corporation, as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer and as seller (the “Subservicer” and the “Seller,” respectively), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

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Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire-transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first-class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

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As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1 and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that

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acknowledges that (A) the Class R Certificates have been designated as representing the beneficial ownership of the residual interests in each of REMIC I and REMIC II, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 6.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer, the Subservicer and the Seller nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

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The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Wells Fargo Bank, N.A.
as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right if survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal ZIP code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to     % evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                                                                                                          .

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire-transfer or otherwise, in immediately available funds to

for the account of                      account number                     , or, if mailed by check, to                                                                            .

Applicable statements should be mailed to                                                                                                                                                     .                                                                                                                                                                                                                            .

This information is provided by                                                                                                                                                                       ,

the assignee named above, or                                                                                                                                                    , as its agent.

EXHIBIT B-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services - People’s Choice 2006-1

Re:	People’s Choice Financial Realty Mortgage Securities Corp., Series 2006-1
Mortgage Pass-Through Certificates
Class C, Class P and Class R Certificates

Ladies and Gentlemen:

In connection with the transfer by                      (the “Transferor”) to                      (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates’”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of August [    ], 2006, among People’s Choice Home Loan Securities Corp., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, EMC Mortgage Corporation, as servicer, HSBC Bank USA, National Association, as trustee, People’s Choice Home Loan, Inc., as subservicer and as seller (the “Pooling and Servicing Agreement”), pursuant to which the Certificates were issued.

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Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:
Name:
Title:

B-1-2

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services - People’s Choice 2006-1

Re:	People’s Choice Home Loan Securities Corp., Series 2006-1
Mortgage Pass-Through Certificates
Class C, Class P and Class R Certificates

Ladies and Gentlemen:

In connection with the purchase from                                                           (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), (the “Transferee”) hereby certifies as follows:

1. The Transferee is a “qualified institutional buyer”‘ as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

3. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101 or (b) other than

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with respect to the Class R Certificates, has provided the Securities Administrator with an Opinion of Counsel on which the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 3(a) or (b) above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August [__], 2006, among People’s Choice Home Loan Securities Corp., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, EMC Mortgage Corporation, as servicer, People’s Choice Home Loan, Inc., as subservicer and as seller, and HSBC Bank USA, National Association, as trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

B-1-4

ANNEX 1 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator. with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $            1 in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution. and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

[1]	Transferee must own and or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and or invest on a discretionary basis at least $10,000,000 in securities.

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Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions. for the benefit of its employees.

ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974.

Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuing entities that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However. such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

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5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Will the Transferee be purchasing the Certificates only
Yes	No	for the Transferee’s own account?

6. If the answer to the foregoing question is “no,” the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

Print Name of Transferee

By:
Name:
Title:

B-1-7

ANNEX 2 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below. the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

The Transferee owned $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuing entities that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality

B-1-8

thereof (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’ s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

Print Name of Transferee or Advisor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

B-1-9

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer,” as defined in Rule 144A, (“Rule 144A”) under the Securities Act of] 933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities,” computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

By: (Signature)

Name of Signatory

Title

Date of this certificate

Date of information provided in paragraph 3

B-1-10

ANNEX A TO EXHIBIT B-1

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services - People’s Choice 2006-1

Re:	People’s Choice Home Loan Securities Corp., Series 2006-1

Mortgage Pass- Through Certificates

Class B[    ] Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of August [    ], 2006, among People’s Choice Home Loan Securities Corp. (the “Depositor”). Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Master Servicer”), EMC Mortgage Corporation, as servicer (the “Servicer”), HSBC Bank USA, National Association, as trustee (the “Trustee”), People’s Choice Home Loan, Inc., as Subservicer (the “Subservicer”) and People’s Choice Home Loan, Inc., as Seller (the “Seller”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This letter relates to U.S. $[                    ] Certificate Principal Balance of Class B2 Certificates (the “Certificates”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the “Transferee”).

In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placement memorandum dated [            ] relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

(a) the offer of the Certificates was not made to a person in the United States;

(b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

B-1-11

(c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

(f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

(g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

B-1-12

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

B-1-13

EXHIBIT B-2

FORM OF TRANSFEROR REPRESENTATION LETTER

                , 20

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services - People’s Choice 2006-1

Re:	People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Mortgage Pass-Through Certificates,

Class C, Class P and Class R Certificates

Ladies and Gentlemen:

In connection with the transfer by                      (the “Transferor”) to                      (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge. disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law. or that would require registration or qualification pursuant thereto. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has no actual knowledge that the Transferee is not a permitted Transferee. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Transferor)

By:
Name:
Title:

FORM OF TRANSFEREE LETTER

                , 20

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis. Minnesota 55479

Attention: Corporate Trust Services - People’s Choice 2006-1

Re:	People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Mortgage Pass-Through Certificates,

Class C, Class P and Class R Certificates

Ladies and Gentlemen:

In connection with the transfer by                      (the “Transferor”) to                      (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferee hereby certifies as follows:

1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business manners, and, in particular, in such manners related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee’s decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

B-2-2

5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101 or (b) other than with respect to the Class R Certificates, has provided the Trustee with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Subservicer and the Seller that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

Very truly yours,

By:
Name:
Title:

B-2-3

EXHIBIT B-3

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

[                    ] being duly sworn, deposes, represents and warrants as follows:

1.	I am a [ ] of [ ] (the “Owner”) a corporation duly organized and existing under the laws of [ ], the record owner of People’s Choice Home Loan Securities Corp., Series 2006-1 Mortgage Pass-Through Certificates, Class R Certificates (the “Class R Certificates”) on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

2.	The Owner (i) is and will be a “Permitted Transferee” as of [ ] and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization,” a person other than a United States Person, as defined in Section 7701(a)(30) of the Internal Revenue Code or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income, an electing large partnership or a United States person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such person or any other United States Person. For so long as it retains its Ownership Interest in the Class R Certificate, the Owner will endeavor to remain a Permitted Transferee.

B-3-1

3.	The Owner is not acquiring its Ownership Interest in the Class R Certificate as a nominee, agent or trustee for any person that is not a Permitted Transferee.

4.	The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such lax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false, and (iv) that each of the Class R Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest’ will remain liable for any taxes due with respect to the income on such residual interest unless no significant purpose of the transfer is to impede the assessment or collection of tax.

5.	The Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record Holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives).

6.	The Owner is aware that the Securities Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

7.	The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

8.	The Owner’s taxpayer identification number is [ ].

9.	The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Sections 6.02(d) and 6.02(e) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(e)

B-3-2

that authorize the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such Certificate in violation of Section 6.02(d)): and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

10.	The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

11.	The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the Holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

12.	The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

13.	The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

14.	The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owned by the Holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

15.	The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

16.	The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as Holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a “Permitted Transferee.”

B-3-3

17.	The Owner is citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof. or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

18.	The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class C and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class C and the Class P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

B-3-4

IN WITNESS WHEREOF. the Owner has caused this instrument to be executed on its behalf. pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary this      day of                     ,         .

[OWNER]

By:
Name:
Title:	[Vice] President

ATTEST:

By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named                             , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this      day of                     ,         .

Notary Public

County of

State of

My Commission expires:

B-3-5

FORM OF TRANSFEROR AFFIDAVIT

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF	)

                                , being duly sworn, deposes, represents and warrants as follows:

1. I am a                                                   of                                      (the “Owner”), a corporation duly organized and existing under the laws of                     , behalf of whom I make this affidavit.

2. The Owner is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3. The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as Holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4. The Owner understands that the Purchaser has delivered to the Trustee or a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit B-2. The Owner does not know or believe that any representation contained therein is false.

5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

B-3-6

IN WITNESS WHEREOF. the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this      day of                     ,         .

[OWNER]

By:
Name:
Title:

ATTEST:

By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named                         , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this      day of                     ,         .

Notary Public

County of

State of

My Commission expires:

B-3-7

EXHIBIT C

CUSTODIAL AGREEMENT

C-1

EXHIBIT D

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

D-1

EXHIBIT E

SERVICING AGREEMENT

E-1

EXHIBIT F

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the Monthly Statement (as required under Section 5.02 of the PSA (“Monthly Statement”))	Servicer Subservicer Master Servicer Securities Administrator

Any information required by 1121 which is NOT included on the Monthly Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer Subservicer

• Any other party contemplated by 1100(d)(1)	Depositor

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

• Determining current maximum probable exposure	Depositor

F-2

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Monthly Statement to Certificateholders	Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

F-3

EXHIBIT G

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer Subservicer

• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer Subservicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

G-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Depositor/Sponsor

• Any other 1108(a)(3) servicer	Servicer/Subservicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Depositor/Sponsor

• Any other 1108(a)(3) servicer	Servicer/Subservicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

G-3

EXHIBIT H

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

• Sponsor (Seller)	Depositor/Sponsor (Seller)

• Depositor	Depositor

• Master Servicer	Master Servicer

• Affiliated Servicer	Servicer/Subservicer

• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer/Subservicer

• Other material servicers	Servicer/Subservicer

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Significant Obligor	Depositor

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
• Credit Enhancer (10% or more)	Depositor

• Derivative Counterparty	Depositor

• Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statements.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Trustee Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity.”	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee Subservicer

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor

H-2

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator/Trustee

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

H-3

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Securities Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Fax: (410) 715-2380

E-mail: cts.sec.notifications@wellsfargo.com

People’s Choice Home Loan Securities Corp.

7515 Irvine Center Drive

Irvine, CA 92618

ATTN:

Email:

Attn: Corporate Trust Services, People’s Financial Realty Mortgage Securities Trust, Series - 2006-1 - SEC REPORT PROCESSING

RE: **Additional Form [            ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [             ] of the Pooling and Servicing Agreement, dated as of August [    ], 2006, among People’s Choice Home Loan Securities Corp., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee, EMC Mortgage Corporation, as servicer, People’s Choice Home Loan, Inc., as subservicer and as seller. The Undersigned, as [            ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [            ].

Description of Additional Form [            ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [            ] Disclosure:

Any inquiries related to this notification should be directed to [            ], phone number: [            ]; email address: [            ].

[NAME OF PARTY]
as [role]

By:
Name:
Title:

EXHIBIT J

FORM OF BACK-UP CERTIFICATION

Re:	People’s Financial Realty Mortgage Securities Trust 2006-1 (the “Trust”), Mortgage Pass-Through Certificates, Series 2006-1, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among People’s Choice Home Loan Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, HSBC Bank USA, National Association, as Trustee, EMC Mortgage Corporation, as Servicer, and People’s Choice Home Loan, Inc., as Seller and Subservicer

The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [            ] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. To my knowledge, the distribution of servicing information required to be provided by the Securities Administrator to the Master Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5. The report on assessment of compliance with servicing criteria for asset-backed securities applicable to the Securities Administrator and each Subcontractor utilized by the Securities Administrator and their related attestation reports on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________________________________________

[Signature]
[Title]

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Securities Administrator, the Master Servicer, the Custodian, the Servicer, the Subservicer and each Subcontractor shall address, at a minimum, the criteria identified below for that party as “Applicable Servicing Criteria.” The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Pooling and Servicing Agreement.

SERVICING CRITERIA		APPLICABLE PARTY
Reference	Criteria	Securities Administrator	Master Servicer	Servicer*	Subservicer	Custodian
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X	X	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X		X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.		X		X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X		X

*	The Servicer shall also be responsible for all line items checked for the Subservicer if People’s Choice Home Loan, Inc. is removed as Subservicer hereunder.

SERVICING CRITERIA		APPLICABLE PARTY
Reference	Criteria	Securities Administrator	Master Servicer	Servicer*	Subservicer	Custodian
General Servicing Considerations

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X		X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X		X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X		X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X	X		X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X		X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.				X	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements				X	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.				X

K-2

	SERVICING CRITERIA	APPLICABLE PARTY
Reference	Criteria	Securities Administrator	Master Servicer	Servicer*	Subservicer	Custodian
General Servicing Considerations

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.				X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.				X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.				X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).				X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.				X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.				X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X		X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

K-3

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

(In accordance with Rule 202 of Regulation S-T, Schedule 1, the mortgage loan schedule, is being filed in paper form pursuant to a continuing hardship exemption.)

SCHEDULE 2

PREPAYMENT CHARGE SCHEDULE

(Provided upon request.)